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                                                                   Exhibit 10.55







                               FINANCING AGREEMENT
                               -------------------



                          TRANSTECHNOLOGY CORPORATION,

                                   NORCO, INC.

                                       AND

                                TCR CORPORATION,

                                  AS BORROWERS,

                  THE LENDERS FROM TIME TO TIME PARTY THERETO,

                                       AND

                               ABLECO FINANCE LLC,

                                    AS AGENT



                           DATED: AS OF AUGUST 7, 2002



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                                TABLE OF CONTENTS

                                                                           Page

SECTION 1. Definitions.......................................................1

SECTION 2. Conditions Precedent.............................................19

SECTION 3. Accounts; Inventory..............................................25

SECTION 4. Term Loan; Mandatory Prepayments.................................27

SECTION 5. [INTENTIONALLY OMITTED]..........................................30

SECTION 6. Collateral.......................................................30

SECTION 7. Representations, Warranties and Covenants........................35

SECTION 8. Interest, Fees and Expenses; Joint and Several Liability.........53

SECTION 9. Powers...........................................................62

SECTION 10. Events of Default and Remedies..................................63

SECTION 11. Termination.....................................................67

SECTION 12. Agent...........................................................67

SECTION 13. Miscellaneous...................................................72




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EXHIBITS
--------

Exhibit A - Assignment for Security (Trademarks)
         Schedule 1A       Trademarks and Trademark Applications
Exhibit B - Assignment for Security (Patents)
         Schedule 1A       Patents and Patent Applications
Exhibit C - Assignment for Security (Copyrights)
         Schedule 1A       Copyrights and Copyrights Applications

SCHEDULES
---------

Schedule 1A                Collateral Information
Schedule 1B                Filing Offices
Schedule 1C                Term Loan Commitment
Schedule 1.1               Permitted Investments
Schedule 2                 Permitted Encumbrances
Schedule 2.1(aa)(i)        Trademarks, Patents and Copyrights
Schedule 2.1(aa)(ii)       Tradenames
Schedule 2.1(aa)(iii)      Monthly Rental Payments
Schedule 3                 Permitted Indebtedness
Schedule 6.1               Real Estate
Schedule 7.11              Environmental Matters
Schedule 7.19(f)  Management Fees
Schedule 7.19(n)  Dividend Restrictions


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                               FINANCING AGREEMENT


         Financing Agreement, dated as of August 7, 2002 (this "Agreement"), by and among each of TRANSTECHNOLOGY CORPORATION, a Delaware corporation, with a principal place of business at 700 Liberty Avenue, Union, New Jersey 07083 ("Parent"), NORCO, INC., a Connecticut corporation, with a principal place of business at 139 Ethan Allen Highway, Ridgefield, Connecticut 06877 ("Norco"), and TCR CORPORATION, a Minnesota corporation, with a principal place of business at 1600 67th Avenue, Minneapolis, Minnesota 55430 ("TCR" and together with Parent and Norco, each a "Company" and collectively, the "Companies"), THE LENDERS FROM TIME TO TIME PARTY HERETO (each a "Lender" and collectively, the "Lenders") and ABLECO FINANCE LLC, a Delaware limited liability company ("Ableco"), with offices located at 450 Park Avenue, 28th Floor, New York, New York 10022, as agent for the Lenders (in such capacity, the "Agent").


                                    RECITALS

         The Companies have asked the Lenders to extend credit to the Companies consisting of term loan in the aggregate principal amount of up to $14,000,000 to be made on the Closing Date (as hereinafter defined). The proceeds of the Term Loan (as hereinafter defined) will be used (i) to refinance existing secured indebtedness of the Parent and certain of its subsidiaries; (ii) to pay fees and expenses related to this Agreement and the other Loan Documents (as hereinafter defined); and (iii) to fund the Companies ongoing working capital requirements. The Lenders are severally, and not jointly, willing to extend such credit to the Companies subject to the terms and conditions hereinafter set forth.

         In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

         1.1 As used in this Agreement, the following terms shall have the respective meanings indicated below.

ABLECO shall have the meaning specified therefor in the Preamble hereto.

ABLECO/CIT INTERCREDITOR AGREEMENT shall mean the Intercreditor and Subordination Agreement between CIT, Agent and the Lenders relating to the relative priorities of the security interests of each of CIT, Agent and the Lenders in the assets and properties of the Borrowers and the Guarantors.

ACCOUNTS shall mean all of each of the Companies' now existing and future: (A) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules


                                      -1-
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furnished to Agent), including, without limitation, all accounts created by, or arising from, all of each of the Companies' sales, leases, rentals of goods or renditions of services to their customers, including but not limited to, those accounts arising under any of the Companies' trade names or styles, or through any of the Companies' divisions; (B) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (C) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (D) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (E) reserves and credit balances arising in connection with or pursuant hereto; (F) guarantees, supporting obligations, payment intangibles and letter-of-credit rights (all as defined in the UCC); (G) insurance policies or rights relating to any of the foregoing; (H) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (I) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Companies or any one of them; and (J) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

ADMINISTRATIVE BORROWER shall have the meaning specified therefor in Paragraph
13.14 hereof.

AFFILIATE means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall Agent or any Lender be considered an "Affiliate" of any Loan Party.

AGENT shall have the meaning specified therefor in the Preamble hereto.

AGENT ADVANCES shall have the meaning specified therefor in Paragraph 12.8 hereof.

AGGREGATE AVAILABILITY shall have the meaning specified therefor in the CIT Financing Agreement as in effect on the date hereof assuming that all terms used in such definition also have the meanings specified therefor in the CIT Financing Agreement as in effect on the date hereof.

AGGREGATE BORROWING BASE shall have the meaning specified therefor in the CIT Financing Agreement as in effect on the date hereof assuming that all terms used in such definition also have the meanings specified therefor in the CIT Financing Agreement as in effect on the date hereof.

AGREEMENT shall have the meaning specified therefor in the Preamble hereto.

ANNIVERSARY FEE shall have the meaning specified therefor in Paragraph 8.7 hereof.


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

ASSIGNMENT AND ACCEPTANCE shall mean an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Agent, in accordance with Paragraph 13.5 hereof, in such form acceptable to Agent.

AUTHORIZED OFFICER means, with respect to any Company, the chief executive officer, chief financial officer, president or vice president of such Company.

BORROWING BASE shall have the meaning specified therefor in the CIT Financing Agreement as in effect on the date hereof.

BREEZE PLAN shall mean the Western Pennsylvania Teamsters and Employers Pension Fund.

BUSINESS DAY shall mean any day on which Agent and JPMorgan Chase Bank are open for business.

CAPITAL EXPENDITURES shall mean, for any period, the aggregate of all expenditures of the Companies during such period on account of, property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be included or reflected in the balance sheet of the Companies, including all payments under capital leases that are required to be capitalized in accordance with GAAP.

CAPITAL IMPROVEMENTS shall mean operating Equipment and facilities (other than land) acquired or installed for use in any of the Companies' business operations.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of the Companies.

CAPITAL STOCK means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

CHANGE OF CONTROL means each occurrence of any of the following:

         (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 33% of the aggregate outstanding voting power of the Capital Stock of the Parent;

         (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of at least a majority the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election or nomination for election


                                      -3-
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was previously approved) cease for any reason to constitute a majority of the
Board of Directors of the Parent;

         (c) except with respect to the Capital Stock of TCR in connection with a transaction permitted by Paragraph 4.7 of Section 4, the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of each other Loan Party, free and clear of all Liens (other than any Liens granted hereunder and Permitted Encumbrances);

         (d) (i) any Loan Party consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Parent, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) has, directly or indirectly, acquired beneficial ownership of more than 33% of the aggregate outstanding voting Capital Stock of the Parent or (B) in the case of any such transaction involving a Loan Party other than the Parent, the Parent has beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity; or

         (e) any one of Michael Berthelot, Gerald Harvey, Robert White or Joseph Spanier shall cease to be involved in the day to day operations and management of the business of the Parent and a successor reasonably acceptable to Agent is not appointed on terms reasonably acceptable to Agent within 30 days of such cessation of involvement.

CIT shall mean The CIT Group/Business Credit, Inc.

CIT DEBT shall mean the Indebtedness of each of the Companies owing to CIT pursuant to the CIT Financing Documents.

CIT FINANCING AGREEMENT shall mean that certain Financing Agreement of even date herewith between the Companies and CIT pursuant to which CIT has advanced the CIT Loans to the Companies.

CIT FINANCING DOCUMENTS shall mean the CIT Financing Agreement and all other documents, instruments and agreements executed from time to time in connection with the CIT Financing Agreement.

CIT LOANS shall mean (a) the CIT Term Loan, (b) the CIT Revolving Loans and (c) the letter of credit accommodations in accordance with the terms of the CIT Financing Agreement as in effect on the date hereof.


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CIT REVOLVING LOANS shall mean the "Revolving Loans" (as defined in the CIT
Financing Agreement as in effect on the date hereof).

CIT TERM LOAN shall mean the "Term Loan" (as defined in the CIT Financing Agreement as in effect on the date hereof).

CLOSING DATE shall mean the date that this Agreement has been duly executed by the parties hereto and delivered to the Agent and all of the conditions precedent set forth in Paragraph 2.1 are satisfied or waived.

CLOSING FEE shall have the meaning specified therefor in Paragraph 8.6 hereof.

COLLATERAL shall have the meaning specified therefor in Paragraph 6.1 and (ii) all other property in which the Agent for the benefit of the Lenders has been granted a security interest pursuant to any other Loan Document.

COMMERCIAL TORT CLAIMS shall mean each of the Companies now existing and future commercial tort claims (as defined in the UCC).

COMMITMENT LETTER shall mean the Commitment Letter, dated June 13, 2002, issued by Ableco to, and accepted by, the Parent.

CONTINUING OPERATIONS EBITDA shall mean, in any period, EBITDA of the Companies during such period attributable to the continuing operations of the Companies.

COPYRIGHTS shall mean all of each of the Companies present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum on any Obligations hereunder, equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 4.0%, or, if a rate of interest is not otherwise in effect, the greater of (i) the Reference Rate plus 15% and (ii) 19.75%.

DEPOSITORY ACCOUNTS shall have the meaning specified therefor in the CIT Financing Agreement as in effect on the date hereof.

DISPOSITION means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets


                                      -5-
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(whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.

DOCUMENTS OF TITLE shall mean all of each of the Companies' present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods (as defined in the UCC) and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

DOLLAR, DOLLARS AND THE SYMBOL "$" each means lawful money of the United States of America.

EBITDA shall mean, in any period, consolidated net income of the Companies for said period, minus (to the extent included in determining net income) each of the following: (A) income tax credits, (B) interest income, (C) gains from extraordinary items, (D) aggregate non-cash net gains (but not aggregate net loss) arising from the sale, exchange or other disposition of capital assets,
(E) any other non-cash gains that would have been included in consolidated income under GAAP but for this provision, and (F) any other income that does not arise in the ordinary course of business; plus (to the extent included in determining net income) each of the following: (A) any provision for income taxes, (B) interest expense, (C) the amount of any non-cash charges, (including depreciation and amortization), (D) amortized debt discount and (E) any aggregate non-cash net loss arising from the sale, exchange or other disposition of capital asset. All items and classifications relevant to determining EBITDA shall be determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Companies.

EMPLOYEE PLAN means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

ENVIRONMENTAL ACTIONS shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (a) from any assets, properties or businesses of any Loan Party or any of its Subsidiaries or any predecessor in interest; (b) from adjoining properties or businesses; or (c) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

ENVIRONMENTAL LAWS shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation,


                                      -6-
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order, judgment, decree, permit, license or other binding determination of any
Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the release, emission, deposit, discharge, leaching, migration or spill of any Hazardous Materials into the environment.

ENVIRONMENTAL LIABILITIES shall mean all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

ENVIRONMENTAL LIEN means any Lien in favor of any Governmental Authority for Environmental Liabilities.

EQUIPMENT shall mean all of each Companies' present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

ERISA AFFILIATE means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Agreement.

EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

EXISTING CREDIT AGREEMENT shall mean that certain Second Amended and Restated Credit Agreement, dated as of June 30, 1995, as amended and restated as of July 24, 1998, as further amended and restated as of August 31, 1999, and as further amended to date, by and among the Parent and certain Subsidiaries of the Parent as borrowers, Fleet National Bank and the other lending institutions listed on
Schedule 1 to the Existing Credit Agreement as lenders (the "Existing Lenders"), and the Fronting Banks and Issuing Banks as defined therein.


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EXTRAORDINARY RECEIPTS means any cash received by Parent or any of its
Subsidiaries not in the ordinary course of business and not consisting of proceeds described in Paragraphs 4.7 and 4.8, including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions,
(c) Insurance Proceeds, (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments, and
(g) any purchase price adjustment received in connection with any purchase agreement.

FEDERAL FUNDS RATE means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

FINAL MATURITY DATE means the earlier of (i) August 7, 2005, (ii) the date that is six months prior to the maturity date of the Subordinated Notes, (iii) the termination of the CIT Financing Agreement and (iv) the date that the Term Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

FISCAL QUARTER shall mean, with respect to the Companies, each three (3) month period constituting Parent's fiscal quarter, as reflected in the periodic reports filed by the Parent with the Securities and Exchange Commission.

FISCAL YEAR shall mean each twelve (12) month period commencing on April 1 of each year and ending on the following March 31.

FIXED CHARGES COVERAGE RATIO shall mean, for the Companies on a consolidated basis, at any date of determination for the period then ended, the ratio of (i) EBITDA of the Companies for such period, less Capital Expenditures of the Companies and their Subsidiaries during such period, but only to the extent such Capital Expenditures were not financed, to (ii) all scheduled cash payments of principal and interest on all Indebtedness of the Companies and their Subsidiaries (including obligations under Capital Leases) during such period, plus all payments, dividends, distributions and repurchases made by the Parent in respect of its Capital Stock during such period.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Companies modify their accounting principles and procedures as applied as of the Closing Date, the Companies shall provide to Agent such statements of reconciliation as shall be in form and substance reasonably acceptable to Agent.


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GENERAL INTANGIBLES shall mean all of each of the Companies' present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blue prints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Company and any licensee of any such Company's General Intangibles.

GOVERNMENTAL AUTHORITY shall mean any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

GUARANTIES shall mean the guaranty documents executed and delivered by the Guarantors guaranteeing the Obligations.

GUARANTORS shall mean each direct and indirect Subsidiary of the Companies (other than a Company) organized or incorporated under the laws of the District of Columbia or any State or territory of the United States of America.

HAZARDOUS MATERIALS shall mean (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INDEMNIFIED MATTERS shall have the meaning specified therefor in Paragraph 7.13 hereof.

INDEMNITIES shall have the meaning specified therefor in Paragraph 7.13 hereof.

INSOLVENCY PROCEEDING means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

INSURANCE PROCEEDS shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

INVENTORY shall mean all of each of the Companies' present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

INVESTMENT PROPERTY shall mean all now owned and hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

LENDER OR LENDERS shall have the meaning specified therefor in the Preamble hereto.

LIABILITIES shall have the meaning specified therefor in Paragraph 8.15.

LIENS shall mean means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

LOAN ACCOUNT means an account maintained hereunder by the Agent on its books of account at the Payment Office and, with respect to the Companies, in which the Companies will be charged with all of the Obligations incurred by the Companies.

LOAN DOCUMENTS shall mean this Agreement, the Mortgages, the Security Agreements, Pledge Agreements, Guaranties and any other documents, instruments and agreements executed from time to time in connection with this Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.



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LOAN PARTY shall mean any Company or any Guarantor.

MASILLON PLAN shall mean the Massillon Union Pension Plan (formerly known as the Pension Plan for Hourly-Rate Employees of The Engineered Components Operations Massillon Division), which had previously been sponsored by TransTechnology Engineered Components, LLC, a Delaware limited liability company, a former subsidiary of Parent.

MATERIAL ADVERSE EFFECT shall mean a material adverse effect on any of (a) the operations, business, assets, properties, condition (financial or otherwise) or prospects of any Company or Guarantor, (b) the ability of any Company or Guarantor to perform any of its obligations under any Loan Document to which it is a party, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of the Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Agent for the benefit of the Lenders on any of the Collateral.

MATERIAL CONTRACT means, with respect to any Person, (a) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $250,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (b) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

MOODY'S means Moody's Investors Service, Inc. and any successor thereto.

MORTGAGES shall mean the mortgages or deeds of trust, as applicable, required to be delivered to Agent for the benefit of the Lenders with respect to all parcels of real property of the Companies and the Guarantors (whether prior to, on or after the Closing Date).

MULTIEMPLOYER PLAN means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six
(6) years.

NET CASH PROCEEDS means, (a) with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Encumbrance on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (ii) reasonable expenses related thereto incurred by such Person or such Subsidiary in good faith in connection therewith, (iii) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (iv) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (b) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (i) reasonable expenses related thereto incurred by such Person or such Subsidiary in good faith in connection therewith, (ii) transfer taxes paid by such Person or such Subsidiary in connection therewith and (iii) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (a) and (b) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

NORCO shall have the meaning specified therefor in the Preamble hereto.

OBLIGATIONS shall mean all loans, advances and extensions of credit made or to be made by Agent and any Lender to the Companies, or any one of them, or to others for the Companies' account under this Agreement (including, without limitation, the Term Loan); any and all other indebtedness, obligations and liabilities which may at any time be owing by the Companies or any one of them to Agent or any Lender pursuant to this Agreement or any other Loan Document, whether now in existence or incurred by the Companies or any one of them from time to time hereafter; whether principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Company, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), fees, costs, expenses, indemnities or otherwise; whether secured by a Lien upon any of the Companies' Collateral, assets or property or the assets or property of any other Person; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies or any one of them are liable to Agent or any Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness or obligations under Section 8; the Companies' liability to Agent and any Lender as maker or endorser of any promissory note or other instrument for the payment of money; the obligation of any Company to reimburse any amount in respect of any of the foregoing that Agent or any Lender (in their sole discretion) may elect to pay or advance on behalf of such Person.

OPERATING CASH FLOW shall mean EBITDA less Capital Expenditures, determined in accordance with GAAP consistently applied.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

OTHER COLLATERAL shall mean all of each of the Companies' now owned and hereafter acquired lockbox, blocked account and any other deposit accounts, including, without limitation, the Depositary Accounts, maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; - all other deposit accounts and - all Investment Property; all cash and other monies and property in the possession or control of Agent, any Lender or any of their agents or designees; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of Agent's and any Lender's present and future expenses incurred relative to this Agreement or any other Loan Document, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by Agent or any Lender in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on Agent or any Lender due to returned items and "insufficient funds" of deposited checks and Agent's and any Lender's standard fees relating thereto, travel, lodging and similar expenses of Agent's and any Lender's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph
10.3 of Section 10 of this Agreement, and title insurance premiums, real estate survey costs, costs of preparing and recording mortgages/deeds of trust against the Real Estate.

PARENT shall have the meaning specified therefor in the Preamble hereto.

PATENTS shall mean all of each of the Companies' present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Companies or any one of them, and all income, royalties, cash and non-cash proceeds thereof.

PAYMENT OFFICE means the Agent's office located at 450 Park Avenue, 28th Floor, New York, New York 10022, or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Administrative Borrower.

PBGC means the Pension Benefit Guaranty Corporation or any successor thereto.

PERMITTED ENCUMBRANCES shall mean: (a) Liens existing on the date hereof set forth on Schedule 2, but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby; (b) Purchase Money Liens; (c) statutory Liens of landlords and Liens of carriers, warehousemen, bailees, mechanics, materialmen and other like Liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by each of the Companies, as applicable, in accordance with GAAP; (d) deposits made (and the Liens thereon) in the ordinary course of business of any of the Companies and securing obligations not past due (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by any of the Companies of its business or property so encumbered, (B) do not secure obligations for the payment of money, and (C) in the reasonable business judgment of Agent do not materially and adversely affect the value of such Real Estate; (f) Liens securing the Obligations; (g) tax Liens for which the taxes are not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings, and which Liens are not (x) filed on any public records, (y) other than with respect to Real Estate, senior to the Liens of Agent or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in Paragraph 7.8 of
Section 7 hereof; and (h) Liens granted in favor of CIT to secure the CIT Debt.

PERMITTED INDEBTEDNESS shall mean: (a) Indebtedness secured by Purchase Money Liens; (b) Subordinated Debt; (c) Indebtedness owing to Agent and the Lenders under this Agreement and the other Loan Documents; (d) deferred Taxes and other expenses incurred in the ordinary course of business; (e) the CIT Debt; (f) intercompany Indebtedness among the Companies and the Guarantors, provided that all such intercompany Indebtedness is (i) made subordinate to the Obligations pursuant to terms satisfactory to Agent, and (ii) evidenced by a promissory note in form and substance satisfactory to Agent, which promissory note is pledged and delivered to Agent, for the benefit of the Lenders, together with any instrument of transfer reasonably requested by Agent; and (g) other Indebtedness disclosed on Schedule 3.

PERMITTED INVESTMENTS means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; (f) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's; and(g) as set forth on Schedule 1.1.

PERSON shall mean an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

PIK RATE means 6%.

PLEDGE AGREEMENT shall mean the Pledge Agreements made by a Company or any Guarantor in favor of Agent for the benefit of the Lenders, securing the Obligations and delivered to Agent.

PRO RATA SHARE means, with respect to a Lender's obligation to make the Term Loan, receive payments of interest, fees, and principal with respect thereto and all other matters (including, without limitation, the indemnification obligations arising under Paragraph 12.5), the percentage obtained by dividing
(i) such Lender's Term Loan Commitment, by (ii) the Total Term Loan Commitment, PROVIDED, that, if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Term Loan (including Agent Advances) and the denominator shall be the aggregate unpaid principal amount of the Term Loan (including Agent Advances).

PURCHASE MONEY LIENS shall mean Liens on any item of Equipment acquired after the Closing Date provided that (a) each such Lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to Agent, and (c) the debt incurred in connection with such acquisitions shall not exceed $500,000 in the aggregate in any Fiscal Year.

RANCHO TTC PROPERTY shall have the meaning specified therefore in Paragraph
7.12.

RATING AGENCIES shall have the meaning specified therefor in Paragraph 8.15.

REAL ESTATE shall mean each of the Companies' fee and/or leasehold interests in the real property, including any such real property that has been, or will be, encumbered, mortgaged, pledged or assigned to Agent for the benefit of the Lenders or its designee.

REFERENCE RATE shall mean the rate of interest per annum publicly announced by JPMorgan Chase Bank its successors or any other commercial bank from time to time, designated by Agent to the Administrative Borrower, from time to time as its prime rate, base rate or reference rate, in effect at its principal office in New York City. The prime rate is not intended to be the lowest rate of interest charged to its borrowers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

REMEDIAL ACTION means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) any other actions authorized by 42 U.S.C. Section 9601.

REPORTABLE EVENT means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

REQUIRED LENDERS means Lenders whose Pro Rata Shares of the Term Loan aggregate at least 51%.

SECURITIZATION has the meaning specified therefor in Paragraph 8.15.

SECURITIZATION PARTIES has the meaning specified therefor in Paragraph 8.15.

SECURITY AGREEMENT means a Security Agreement made by a Loan Party in favor of Agent for the benefit of Lenders securing the Obligations and delivered to Agent.

SENIOR DEBT shall mean the aggregate principal amount of all Indebtedness of the Companies and its Subsidiaries in respect of the Term Loan, the CIT Loans and all other the indebtedness for borrowed money which is not Subordinated Debt.

SENIOR LEVERAGE RATIO shall mean, at any date of determination, the ratio of Senior Debt to Continuing Operations EBITDA.

STANDARD & POOR'S means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto

SUBORDINATED DEBT shall mean the debt due on the Subordinated Notes and all other debt due a Subordinating Creditor (and the note(s) evidencing such) which has been subordinated, by a

Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Companies to Agent and the Lenders (in form and substance satisfactory to Agent).

SUBORDINATED NOTE HOLDERS shall mean the holders of the Subordinated Notes.

SUBORDINATED NOTES shall mean Parent's 16% Amended and Restated Senior Subordinated Promissory Notes due August 29, 2005.

SUBORDINATING CREDITOR shall mean the Subordinated Note Holders and any other party hereafter executing a Subordination Agreement.

SUBORDINATION AGREEMENT shall mean the agreement (in form and substance satisfactory to Agent) among the Companies, a Subordinating Creditor(s) and Agent, pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of all of the Companies' Obligations to Agent and the Lenders.

SUBSIDIARY shall mean, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

SURPLUS CASH shall mean for any Fiscal Year (a) the sum of EBITDA, less (b) the sum of (i) all cash interest obligations paid by the Companies, (ii) the aggregate scheduled amount of principal of the CIT Term Loan and the Term Loan and all other Senior Debt and Subordinated Debt repaid during such Fiscal Year,
(iii) Capital Expenditures actually incurred and not financed, and (iv) all federal, state and local tax cash payments made by each of the Companies for such Fiscal Year.

TAXES shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Companies with respect to their business, operations, Collateral or otherwise.

TCR shall have the meaning specified therefor in the Preamble hereto.

TCR ACQUISITION shall mean the acquisition of all of the Capital Stock of TCR by Parent on April 17, 1997.

TERM LOAN shall mean the term loan in the principal amount of $14,000,000.00 made by the Lenders to the Companies pursuant to the provisions of Section 4 of this Agreement.

TERM LOAN COMMITMENT means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Companies in the amount set forth in
Schedule 1C hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

TERMINATION EVENT means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under
Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

TOTAL ASSETS shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

TOTAL LIABILITIES shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

TOTAL TERM LOAN COMMITMENT shall mean the sum of the amounts of the Lenders' Term Loan Commitments.

TRADE ACCOUNTS RECEIVABLE shall mean that portion of each of the Companies' Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Companies' business.

TRADEMARKS shall mean all of each of the Companies' present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of New York.

         1.2 Unless otherwise expressly provided herein, each accounting term used in this Agreement shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

SECTION 2. CONDITIONS PRECEDENT

         2.1 The obligation of the Lenders to make the Term Loan hereunder is subject to the satisfaction of, extension of or waiver in writing of, on or prior to, the Closing Date, the following conditions precedent:

         (a) LIEN SEARCHES - Agent shall have received tax, judgment and Uniform Commercial Code searches satisfactory to Agent naming any of the Companies and their Subsidiaries as debtor or filed against any such Person or its property.

         (b) INSURANCE - Each of the Companies shall have delivered to Agent evidence satisfactory to Agent that casualty and liability insurance policies listing Agent as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.7 of Section 7 of this Agreement.

         (c) UCC FILINGS - Any financing statements required to be filed in order to create, in favor of Agent for the benefit of the Lenders, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of Agent a perfected Lien on the Collateral. Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, Agent shall have received other evidence satisfactory to Agent that all such filings have been made) and Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

         (d) CIT FINANCING AGREEMENT - Agent shall be satisfied that the Companies shall have satisfied all of the conditions to effectiveness of the CIT Financing Agreement, including without limitation, with respect to establishing lockboxes and depository accounts.

         (e) BOARD RESOLUTION - Agent shall have received a copy of the resolutions of the Board of Directors or Managers of (i) each of the Companies and the Guarantors (as the case may be) authorizing (A) the execution, delivery and performance of this Agreement and the other Loan Documents to which such Loan Parties are or will be a party and any related agreements and (B) the transactions contemplated by the Loan Documents to which such Loan Parties are or will be a party, and (ii) each of the Companies authorizing the borrowings hereunder, in each case certified by the Secretary or Assistant Secretary of each of the Companies and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Companies and the Guarantors (as the case may be) as to the incumbency and signature of the officers of each of the Companies and/or the Guarantors executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         (f) CORPORATE ORGANIZATION - Agent shall have received (i) a copy of the Certificate or Articles of Incorporation or Certificate of Formation or similar organizational document of each of the Companies and the Guarantors certified by the Secretary of State of the states of their incorporation or formation, and (ii) a copy of the By-Laws, Operating Agreement or similar agreement of each of the Companies certified by the respective Secretary or Assistant Secretary thereof, all as amended through the date hereof.

         (g) OFFICER'S CERTIFICATE - Agent shall have received an executed Officer's Certificate of each of the Loan Parties, satisfactory in form and substance to Agent, certifying that (i) the representations and warranties contained herein (in the case of a Company) and in each other Loan Document to which such Loan Parties are a party are true and correct in all respects on and as of the Closing Date; (ii) each of the Loan Parties is in compliance with all of the terms and provisions set forth herein or therein, as applicable; and
(iii) no Default or Event of Default has occurred and is continuing on the Closing Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

         (h) OPINIONS - Counsel for the Companies and the Guarantors shall have delivered to Agent opinions satisfactory to Agent opining, inter alia, that each of the Companies and the Guarantors is validly existing and in good standing in its state of incorporation or organization and in each such other state or jurisdiction where the nature and extent of its business and properties requires the same, and that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with Agent: this Agreement, the Guaranty and all other Loan Documents of each of the Companies and the Guarantors are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and (C) do not violate any terms, provisions, representations or covenants in the charter, by-laws or other organizational documents of each of the Companies or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract to which the Companies, or any one of them, or the Guarantors are signatories or by which the Companies, or any one of them, or the Guarantors or their assets are bound. In addition, the Companies' United Kingdom counsel shall have delivered an opinion satisfactory to Agent that (x) all Liens upon the assets of TransTechnology (GB) Limited have been terminated, and (y) all Indebtedness of TransTechnology (GB) Limited owing to the Parent or any other Loan Party has been duly assigned to Agent as collateral security for the Obligations in accordance with all applicable laws and that Agent has a perfected first priority security interest, subject to Permitted Encumbrances, in such Indebtedness in accordance with all applicable laws.

         (i) REPRESENTATIONS AND WARRANTIES; ABSENCE OF DEFAULT; MATERIAL ADVERSE EFFECT - The following statements shall be true and correct: (i) the representations and warranties contained herein and in each other Loan Document, certificate or other writing delivered to the Agent or any Lender pursuant hereto or thereto on or prior to the Closing Date are true and correct on and as of the Closing Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing or result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms and (iii) no Material Adverse Effect shall have occurred.

         (j) LEGAL RESTRAINTS/LITIGATION - As of the Closing Date, there shall be no: (i) litigation, investigation or proceeding (judicial or administrative) pending or, to any Loan Party's knowledge, threatened against any Loan Party or any of their Subsidiaries or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Agreement;
(ii) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Agreement; or
(iii) suit, action, investigation or proceeding (judicial or administrative) pending against any Loan Party or any of their assets, which, in the opinion of Agent, if adversely determined, could have a material adverse effect on the business, prospects, operation, assets, financial condition or Collateral of the Companies or any one of them and/or the Guarantors.

         (k) GUARANTIES, SECURITY AGREEMENTS - The Guarantors shall have duly executed and delivered to Agent (i) Guaranties, in form acceptable to Agent, guaranteeing all present and future Obligations of the Companies, and (ii) Security Agreements securing such Guarantors' obligations under such Guaranties, in form acceptable to Agent.

         (l) SUBORDINATION AGREEMENTS - The Subordinating Creditor and the Loan Parties shall have executed and delivered to Agent a Subordination Agreement, in form and substance satisfactory to Agent, subordinating the debt due the Subordinating Creditor by the Loan Parties to the prior payment and satisfaction of the Obligations of each of the Companies to Agent and the Lenders. Agent and CIT shall have entered the Ableco/CIT Intercreditor Agreement in form and substance satisfactory to Agent.

         (m) CASH BUDGET PROJECTIONS - Agent shall have received, reviewed and been satisfied with a twelve (12) month cash budget projection prepared by each of the Companies on the form provided by Agent.

         (n) PLEDGE AGREEMENTS - Each Loan Party shall (i) execute and deliver to Agent a Pledge Agreement pledging to Agent, for the benefit of the Lenders, as collateral for the Obligations of the Companies and the obligations of the Guarantors not less than 100% of the issued and outstanding stock of each of the direct and indirect Subsidiaries of the Parent organized or incorporated under the laws of the District of Columbia or any State or territory of the United States of America and not less than 66.66% of the stock of all other direct and indirect Subsidiaries of the Parent, and (ii) deliver to Agent copies of the original stock certificates evidencing such stock, together with copies of the duly executed stock powers (undated and in-blank) with respect thereto, provided that the originals of such stock certificates and stock powers shall have been delivered to CIT, for the benefit of the Lenders, in accordance with the terms and provisions of the Ableco/CIT Intercreditor Agreement, all in form and substance satisfactory to Agent.

         (o) INTELLECTUAL PROPERTY SECURITY AGREEMENTS. - The Companies and the Guarantors shall execute and deliver to Agent Security Agreements and/or assignments for security with respect to all of their Patents, Trademarks and Copyrights.

         (p) ADDITIONAL DOCUMENTS - Each Loan Party and its Subsidiaries shall have executed and delivered to Agent all Loan Documents necessary to consummate the lending arrangement contemplated between the Companies, the Agent and the Lenders.

         (q) DISBURSEMENT AUTHORIZATION - The Companies shall have delivered to Agent all information necessary for Agent to issue wire transfer instructions on behalf of each of the Companies for the Term Loan to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to Agent.

         (r) AGGREGATE AVAILABILITY - After giving effect to the Term Loan, the CIT Loans and the payment of all financing fees and expenses related to this Agreement and the transactions contemplated herein, in each case, to be made on the Closing Date, (i) Aggregate Availability shall not be less than $3,000,000, and (ii) all debts and obligations of the Companies shall be current, and all payables shall, at such time, be handled in the normal course of the Companies' business and consistent with their past practice. The Parent shall deliver to the Agent a certificate of the chief financial officer of such Company certifying as to the matters set forth in clauses (i) and (ii) above and containing the calculation of Aggregate Availability.

         (s) FINANCIAL STATEMENTS - The Companies shall have delivered to Agent the audited consolidated financial statements of the Companies for the Fiscal Year ended March 31, 2002, with the unqualified opinion of the Companies' independent auditors, and such financial statements shall be consistent with the financial statements previously furnished to Agent.

         (t) MATERIAL CONTRACTS - The Companies shall have delivered copies of all of the Material Contracts as in effect on the Closing Date (including, without limitation, copies of the CIT Financing Documents and the Securities Purchase Agreement, dated as of August 29, 2000, as amended by the First Amendment Agreement, dated as of August 7, 2002, by and among the Subordinated Note Holders and the Parent), certified as true and correct copies thereof by an Authorized Officer of the Administrative Borrower, together with a certificate of an Authorized Officer of the Administrative Borrower stating that such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements.

         (u) EXISTING CREDIT AGREEMENT - The Existing Credit Agreement shall be:
(i) terminated; (ii) all loans and obligations of any Loan Party thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the initial CIT Revolving Loans, the CIT Term Loan and the Term Loan; and (iii) all Liens in favor of the Existing Lenders on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment. The Parent shall have delivered a fully executed copy of a Pay-Off Letter with respect to the Existing Credit Agreement, in form and substance satisfactory to Agent.

         (v) MORTGAGES/DEEDS OF TRUST - The Mortgages shall have been executed and delivered to Agent, an agent of Agent or to a title insurance company acceptable to Agent.

         (w) TITLE INSURANCE POLICIES - Agent shall have received, in respect of each Mortgage, a mortgagee's title policy or marked-up unconditional binder for such insurance (other than with respect to the real property owned by the Parent that is located at 1 Robert Lane, Glen Head, New York 11545). Each such policy shall (i) be in an amount satisfactory to Agent; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first Lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to Agent; (iii) name Agent as the insured thereunder; and (iv) contain such endorsements and effective coverage as Agent may reasonably request. Agent shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

         (x) SURVEYS - Agent and the title insurance company issuing each title policy referred to in the immediately preceding paragraph (each, a "Title Insurance Company") shall have received maps or plats of a perimeter or boundary of the site of each of the properties covered by the Mortgages, dated a date satisfactory to Agent and the relevant Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to Agent and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building, structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall
(x) be certified to Agent and the Title Insurance Company and (y) contain a legend reciting as to whether or not the site is located in a flood zone.

         (y) APPRAISALS - Agent shall have received satisfactory appraisals on each of the Companies' Equipment and Inventory, which appraisals shall be prepared by DoveBid Valuation Services, Inc., and shall indicate as of February 26, 2002, (i) a net orderly liquidation recovery value of Inventory attributable to the "Breeze Eastern" division of the Parent of at least 15% of cost, which shall equal an initial Borrowing Base advance rate in respect of such Inventory of at least 12.75%, and (ii) a net orderly liquidation recovery value of Inventory attributable to Norco of at least 12% of cost, which shall equal an initial Borrowing Base advance rate of such Inventory of at least 10.2%.

         (z) ENVIRONMENTAL REPORT - Agent shall have received environmental audit reports on (i) all of each of the Loan Parties' and their Subsidiaries' leasehold and fee interests, and (ii) the Companies' waste disposal practices, in each case, to Agent's satisfaction. Other than as set forth on Schedule 7.11, the reports must not disclose or indicate any material liability (real or potential) stemming from the Companies' premises, their operations, their waste disposal practices or waste disposal sites used by Companies.

         (aa) SCHEDULES - The Companies or their counsel shall provide Agent with schedules of (i) any of the Companies' and their Subsidiaries (a) Trademarks, (b) Patents and (c) Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (ii) any tradenames, and (iii) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed.

         (bb) GOOD STANDING CERTIFICATES - The Companies shall have delivered a certificate of the appropriate official(s) of (i) the state of organization of each Loan Party that is organized or incorporated under the laws of the District of Columbia or any State or Territory of the United States of America and (ii) each state of foreign qualification, if any, of each Loan Party, in each case as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such states.

         (cc) THIRD PARTY DOCUMENTS - The Companies shall have delivered to the Agent (i) a landlord waiver, in form and substance satisfactory to the Agent and which may be included as a provision contained in the relevant lease, executed by each landlord with respect to each lease to which a Loan Party is party and
(ii) a collateral access agreement or similar agreement, in form and substance satisfactory to the Agent, executed by each Person who possesses Inventory and Equipment of any Loan Party.

         (dd) APPROVALS - All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Term Loan or the conduct of the Loan Parties' business shall have been obtained and shall be in full force and effect.

         (ee) PAYMENT OF FEES, ETC. - The Borrowers shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 8.

         (ff) LEGALITY - The making of the Term Loan shall not contravene any law, rule or regulation applicable to the Agent or any Lender.

         (gg) COMMITMENT LETTER. Each of the Companies shall have fully complied, to the reasonable satisfaction of Agent, with all of the terms and conditions of the Commitment Letter.

SECTION 3. ACCOUNTS; INVENTORY

         3.1 [INTENTIONALLY OMITTED]

         3.2 (a) In furtherance of the continuing assignment and security interest in each of the Companies' Accounts and Inventory, upon the creation of Accounts and purchase or acquisition of Inventory, each of the Companies will at Agent's request execute and deliver to Agent in such form and manner as Agent may reasonably require, solely for Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as Agent may reasonably request, including, without limitation, weekly schedules of Accounts and monthly schedules of Inventory, all in form and substance satisfactory to Agent, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as Agent may reasonably request, and provided further that Agent may request any such information more frequently, from time to time, upon its reasonable prior request.

         (b) In addition, each of the Companies shall furnish to Agent, no later than Wednesday of each week, a certificate executed by an Authorized Officer of each Company calculating such Company's Borrowing Base as of the close of business on Friday of the immediately preceding week, supported by schedules showing the derivation thereof, in form and substance reasonably satisfactory to Agent.

         (c) In addition, upon Agent's request, each of the Companies shall provide Agent with copies of agreements with, or purchase orders from, such Companies' customers, and copies of invoices to customers, proof of shipment or delivery, access to their computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as Agent may reasonably require. Failure to provide Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each of the Companies hereby authorizes Agent to regard the Companies' (or a Company's) printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Companies' authorized officers or agents.

         3.3 Each of the Companies hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to their respective customers, any other Account is bona fide, made by the Companies in the ordinary course of their business; upon completion of the procedures specified in this Agreement, each Trade Account Receivable in respect of sales to the United States of America or to any agency, department or division thereof is assignable to CIT under, and no later than the day immediately following the Closing Date will have been assigned to CIT in compliance with, the Assignment of Claims Act of 1940 and any other applicable statute, rule or regulation (subject to terms of the Ableco/CIT Intercreditor Agreement); the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of the Companies and are not and shall not be subject to any Lien or consignment arrangement other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the Companies; and the Companies' customers have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Companies have complied with the notification requirements of Paragraph 3.5 of this Section 3. The Companies confirm to Agent and the Lenders that any and all Taxes or fees relating to their business, their sales, the Accounts or Inventory relating thereto, are their sole responsibility and that same will be paid by the Companies when due, subject to Paragraph 7.8 of
Section 7 of this Agreement, and that none of said Taxes or fees represent a Lien on or claim against the Accounts. The Companies hereby further represent and warrant that they shall not acquire any Inventory on a consignment basis, nor co-mingle their Inventory with any of their customers or any other person, including pursuant to any bill and hold sale or otherwise, and that their Inventory is marketable to their customers in the ordinary course of business of the Companies, except as it may otherwise report in writing to Agent pursuant to Paragraph 3.5 of this Section 3 from time to time. Each of the Companies also represents and warrants that it is a duly organized and validly existing corporation and in good standing under the laws of the jurisdiction of its organization and is qualified in all states where the failure to so qualify would have a Material Adverse Effect or impair such Company's ability to enforce collection of Accounts due from customers residing in that state. The Companies agree to maintain such books and records regarding Accounts and Inventory as Agent may reasonably require and agree that the books and records of the Companies will reflect Agent's and the Lenders' interest in the Accounts and Inventory. All of the books and records of the Companies will be available to Agent and the Lenders at normal business hours, including any records handled or maintained for the Companies or any one of them by any other company or entity.

         3.4 The Companies shall comply with all terms and provisions of the CIT Financing Agreement (or any successor or replacement agreement acceptable to Agent), provided that, if the CIT Financing Agreement shall have been terminated and the Companies shall not have entered into a successor or replacement agreement acceptable to Agent, then the Companies shall enter into control agreements, lockbox agreements and other similar agreements in form and substance reasonably satisfactory to Agent.

         3.5 The Companies agree to notify Agent: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of their Inventory, in their weekly and monthly collateral reports (as applicable) provided to Agent hereunder, in such detail and format as Agent may reasonably require from time to time and (b) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. At the request of Agent, the Companies agree to issue credit memoranda promptly (with duplicates to Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by Agent), and on notice from Agent, the Companies agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Companies, marked with Agent's name (as secured party) and held by the Companies for Agent's account, subject to the terms of the Ableco/CIT Intercreditor Agreement.

         3.6 In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to Agent's or any Lenders' right to demand payment of any Obligation. Further, it is understood that neither Agent nor any Lender shall have any obligation whatsoever to perform in any respect any of the Companies' contracts or obligations relating to the Accounts.

SECTION 4. TERM LOAN; MANDATORY PREPAYMENTS

         4.1 [INTENTIONALLY OMITTED]

         4.2 Subject to the terms and conditions, and in relying upon the representations and warranties herein set forth, each Lender severally agrees to make the Term Loan to the Companies on the Closing Date, in an aggregate principal amount not to exceed such Lender's Term Loan Commitment.

         4.3 The principal amount of the Term Loan shall be repaid to Agent, for the benefit of the Lenders, in accordance with their Pro Rata Shares by or on behalf of each Company in monthly principal installments of $625,000. The first such installment shall be due and payable on the earlier of (a) August 1, 2003 and (b) the date on which the outstanding principal balance of the CIT Term Loan is reduced to $3,500,000, PROVIDED THAT, in no event shall the first such installment be due and payable prior to April 1, 2003, and the subsequent installments shall be due and payable on the first Business Day of each month thereafter until paid in full.

         4.4 Notwithstanding any provision to the contrary in this Agreement or any other Loan Document, the Obligations shall become due and payable in full on the earlier of (i) the Final Maturity Date and (ii) in the event this Agreement is terminated for any reason whatsoever, the effective date of such termination.

         4.5 The Companies may, upon at least five (5) Business Days prior written notice to Agent, prepay without penalty or premium, at its option, in whole or in part, the Term Loan, provided that with each such prepayment, the Companies shall pay accrued interest on the principal so prepaid to the date of such prepayment. Each such prepayment shall be applied to the then last maturing installments of principal of the Term Loan.

         4.6 In the event the Companies have Surplus Cash in any Fiscal Year ending after the Closing Date, the Companies must make a mandatory prepayment on or before the 90th day of the immediately succeeding Fiscal Year, in an amount equal to fifty percent (50%) of said Surplus Cash (the "Applied Surplus Cash"), which shall be applied first, to the CIT Term Loan until paid in full, and then, to the Term Loan until paid in full, provided, however, that if (i) no Event of Default shall have occurred and be continuing, (ii) after giving effect to such payment there will be average Aggregate Availability of at least $3,000,000 over the thirty (30) days preceding such payment, (iii) the principal amount outstanding under the CIT Term Loan immediately prior to giving effect to such payment is no more than $3,500,000, and (iv) the Companies' accounts payable are at a level reasonably satisfactory to CIT, then, notwithstanding that the CIT Term Loan has not been paid in full, the Applied Surplus Cash may be applied first, to the Term Loan until paid in full, and then, to the Obligations (as defined in the CIT Financing Agreement as in effect on the date hereof) under the CIT Financing Agreement, in accordance with the terms and provisions of the CIT Financing Agreement.

         4.7 (a) In the event any Company or Subsidiary of any Company makes a Disposition (other than a Disposition or refinancing of the real property of (x) Norco located at 139 Ethan Allen Highway, Ridgefield, Connecticut or (y) the Parent located at 700 Liberty Avenue, Union, New Jersey) the Net Cash Proceeds of such Disposition shall be applied in accordance with this Paragraph 4.7 as follows:

         (i) If such Net Cash Proceeds result from a Disposition of all or substantially all of the assets or Capital Stock of TCR, such Net Cash Proceeds shall be applied (i) first, to the CIT Revolving Loans, in an amount, if any, equal to the Borrowing Base applicable to TCR, based upon the Borrowing Base certificate delivered by the Companies to CIT immediately prior to the closing of such transaction, (ii) second, to the CIT Term Loan in the amount equal to the sum of (a) (1) the gross book value of Accounts and Inventory disposed of in such transaction, less (2) the amount applied to the CIT Revolving Loans in clause (i) above, plus (b) an amount equal to the lesser of (1) $2,000,000 and
(2) the amount necessary to reduce the principal balance of the CIT Term Loan to $2,500,000, (iii) third, to the CIT Revolving Loans in an amount (if any) to cause Aggregate Availability to equal $3,000,000, (iv) fourth, so long as no Event of Default will occur as a result thereof, to the Term Loan until paid in full, and (v) thereafter, to the Obligations (as defined in the CIT Financing Agreement as in effect on the date hereof) in accordance with the terms and provisions of the CIT Financing Agreement;

         (ii) If such Net Cash Proceeds result from a Disposition (other than as set forth clause in clause (i) above in this Paragraph 4.7 and clauses (x) and
(y) in the first paragraph of this subparagraph (a)), such Net Cash Proceeds shall be applied (i) first, to the CIT Term Loan in the amount needed, if any, to reduce the outstanding principal of the CIT Term Loan to the sum of (a) eighty-five percent (85%) of the orderly liquidation value of machinery and equipment owned by the Companies and the Guarantors (as determined by the Agent in its reasonable discretion), plus (b) fifty percent (50%) of the fair market value of the Real Estate owned by the Companies and the Guarantors, minus (c) the aggregate principal payments received by CIT in respect of the CIT Term Loan from the Closing Date through the date of such Disposition, (ii) second, to the CIT Revolving Loans in an amount (if any) to cause Aggregate Availability to equal $3,000,000, (iii) third, so long as (a) no Event of Default will occur as a result thereof, and (b) the principal amount outstanding under the CIT Term Loan immediately prior to giving effect to such payment is no more than $3,500,000, to the payment of the Term Loan, and (iv) thereafter, to the Obligations (as defined in the CIT Financing Agreement as in effect on the date hereof) in accordance with the terms and provisions of the CIT Financing Agreement, provided that, if an Event of Default (as defined in the CIT Financing Agreement on the date hereof) shall have occurred and be continuing under the CIT Financing Agreement, then such Net Cash Proceeds shall be applied
(x) first, to the CIT Term Loan until paid in full, (y) second, to the CIT Revolving Loans, until paid in full and (z) thereafter, to the Term Loan until paid in full. Notwithstanding anything to the contrary in this Agreement, after the occurrence of an "Event of Default" (as defined in the CIT Financing Agreement as in effect on the date hereof), any Net Cash Proceeds from a Disposition applied to the CIT Revolving Loans shall permanently reduce the Aggregate Borrowing Base in an equal amount.

         (b) In the event of a Disposition referred to in clauses (x) or (y) in the first paragraph of subparagraph (a) of this Paragraph 4.7, the Net Cash Proceeds of such Disposition shall be applied as agreed upon by the Agent and CIT in their sole discretion.

         (c) The provisions of this Paragraph 4.7 shall not be deemed to be implied consent to any Disposition otherwise prohibited by the terms and conditions of this Agreement. Notwithstanding the foregoing, Agent agrees that it will (i) promptly, and without further approval or condition, release its lien on any Collateral of TransTechnology (GB) Limited or TransTechnology Brasil Ltda., as applicable, upon the sale of all or substantially all of the Capital Stock or assets of such entities or any dilutive issuance of the Capital Stock of such entities whereby the Parent or any of its Subsidiaries beneficially owns less than 20% of the Capital Stock of either such entity following the completion of such issuance, and (ii) release its lien on any Collateral of TCR upon the sale of all or substantially all of the Capital Stock or assets of TCR, provided that, in each such case, (A) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (B) the Net Cash Proceeds received by the Parent or any other Loan Party as a result of such transaction shall be applied in accordance with the terms set forth in Paragraph 4.7(a) above, and provided further, that in the case of the sale of all or substantially all of the Capital Stock or assets of TCR, the Net Cash Proceeds received by the Parent as consideration for such sale shall not be less than $10,000,000.

         4.8 (a) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness referred to in clauses
(a), (c), (d), (e) and (f) of the definition of Permitted Indebtedness), or the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Capital Stock, the Net Cash Proceeds received by such Person in connection therewith shall be applied, first to the CIT Term Loan until paid in full, and then to the Term Loan until paid in full, provided, however, that if (i) no Event of Default shall have occurred and be continuing, (ii) after giving effect to such payment there will be average Aggregate Availability of at least $3,000,000 over the thirty (30) days preceding such payment, (iii) the principal amount outstanding under the CIT Term Loan immediately prior to giving effect to such payment is no more than $3,500,000, and (iv) the Companies' accounts payable are at a level reasonably satisfactory to CIT, then notwithstanding that the CIT Term Loan has not been paid in full, such Net Cash Proceeds may be applied first, to the Term Loan until paid in full, and thereafter, to the Obligations (as defined in the CIT Financing Agreement as in effect on the date hereof) under the CIT Financing Agreement in accordance with the terms and provisions thereof. The provisions of this subsection (a) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

         (b) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Companies shall apply such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts, first to the CIT Term Loan until paid in full, and then to the Term Loan until paid in full, provided, however, that if (i) no Event of Default shall have occurred and be continuing, (ii) after giving effect to such payment there will be average Aggregate Availability of at least $3,000,000 over the thirty (30) days preceding such payment, (iii) the principal amount outstanding under the CIT Term Loan immediately prior to giving effect to such payment is no more than $3,500,000, and (iv) the Companies' accounts payable are at a level reasonably satisfactory to CIT, then notwithstanding that the CIT Term Loan has not been paid in full, such Extraordinary Receipts may be applied first, to the Term Loan until paid in full, and thereafter to the Obligations (as defined in the CIT Financing Agreement as in effect on the date hereof) under the CIT Financing Agreement in accordance with the terms and provisions thereof.

         4.9 Each such prepayment in respect of the Term Loan under this Agreement shall be applied to the then last maturing installments of principal of the Term Loan with respect to the Company or Companies required to make such prepayment, and at Agent's discretion, may be applied first to accrued interest on the Term Loan to the date of such prepayment.

         4.10 Each of the Companies hereby authorizes Agent to charge its Loan Account with the amount of all Obligations owing under this Section 4 as such amounts become due. The Companies confirm that any charges which Agent may so make to the Loan Account as herein provided will be made as an accommodation to the Companies and solely at Agent's discretion.

SECTION 5. [INTENTIONALLY OMITTED]

SECTION 6. COLLATERAL

         6.1 As security for the prompt payment in full of all Obligations, each of the Companies hereby pledges and grants to Agent, for the benefit of the Lenders, a continuing general Lien upon, and security interest in, all of their assets and properties, wherever located and whether now or hereafter existing, tangible or intangible (collectively, the "Collateral") including, without limitation, to the extent any Company has any right, title or interest therein, the following:

         (a) Accounts;

         (b) Commercial Tort Claims specified on Schedule 1A hereto;

         (c) Inventory;

         (d) General Intangibles (including, without limitation, all Payment Intangibles);

         (e) Documents of Title;

         (f) Other Collateral;

         (g) Equipment;

         (h) Fixtures; and

         (i) Real Estate, other than Real Estate set forth on Schedule 6.1 hereto.

         6.2 The security interests granted hereunder shall extend and attach to:

         (a) All Collateral which is owned by any of the Companies or in which the Companies have any interest, whether held by the Companies or others for their account, and, if any Collateral is Equipment, whether the Companies' interest in such Equipment is as owner, finance lessee or conditional vendee;

         (b) All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

         (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by any of Agent, any Lender or the Companies from the Companies' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Companies, or to the sale, promotion or shipment thereof.

         6.3 Each of the Companies agrees to safeguard, protect and hold all Inventory for Agent and the Lenders' account and make no disposition thereof except as otherwise permitted by this Agreement. The Companies represent and warrant that Inventory will be sold and shipped by the Companies to their customers only in the ordinary course of the Companies' business, and then only on open account and on commercially reasonable terms, provided that, absent the prior written consent of Agent, the Companies shall not sell Inventory on a consignment basis nor retain any Lien or security interest in any sold Inventory. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, Documents of Title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, Agent and the Lenders shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. The Companies hereby agree, subject to the other provisions herein including, without limitation, Section 4, and subject to the terms and provisions of the Ableco/CIT Intercreditor Agreement, to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for Agent pending delivery to CIT. Irrespective of Agent's and the Lenders' perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, each of the Companies hereby irrevocably grants to Agent, for the benefit of the Lenders, a royalty free license to sell, or otherwise dispose or transfer, in accordance with Paragraph 10.3 of Section 10 of this Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by Agent.

         6.4 Each of the Companies agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the Lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each of the Companies also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to Agent's security interest.

         6.5 The rights and security interests granted to Agent and the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Loan Account may from time to time be temporarily in a credit position, until the final payment in full to Agent and the Lenders of all Obligations and the termination of this Agreement. Any delay, or omission by Agent or any Lender to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by Agent. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         6.6 Notwithstanding Agent 's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other Person, Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of Agent's or any Lender's rights hereunder.

         6.7 Any balances to the credit of the Companies, or any one of them, and any other property or assets of the Companies, or any one of them, in the possession or control of Agent and the Lenders may be held by such Person as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The Liens and security interests granted herein, and any other Lien or security interest Agent may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. Agent may in its discretion charge any or all of the Obligations to the Loan Account when due.

         6.8 Each of the Companies possess all General Intangibles and rights thereto necessary to conduct their business as conducted as of the Closing Date and the Companies shall maintain their rights in, and the value of, the foregoing in the ordinary course of their business, including, without limitation, by making timely payment with respect to any applicable licensed rights and any registered or applied for intellectual property. Each Company shall deliver to Agent, and/or shall cause the appropriate party to deliver to Agent, a duly executed and delivered Assignment for Security (Trademarks), Assignment for Security (Patents) and Assignment for Security (Copyrights) in the forms attached hereto as Exhibits A, B and C, respectively, and shall deliver to Agent from time to time such other Security Agreements and assignments of security interest with respect to General Intangibles (now or hereafter acquired) of such Company as Agent shall require to obtain valid first Liens thereon (subject to Permitted Encumbrances). In furtherance of the foregoing, the Companies shall provide timely notice to Agent of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Companies shall execute such documentation as Agent may reasonably require to obtain and perfect its Lien thereon. The Companies hereby confirm that they shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to Agent or its designee in accordance with the applicable terms of the Pledge Agreement and prior to such delivery, shall hold any such stock in trust for Agent. Each of the Companies hereby irrevocably grants upon the occurrence of an Event of Default to Agent a royalty-free, non-exclusive license to use, assign, sell, license or sublicense any General Intangibles (whether now owned or hereafter acquired by any Company), including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, including, without limitation, the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Agreement and irrespective of Agent's Lien and perfection in any General Intangibles. Each Company will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of Trademarks, Patents and Copyrights. If any Trademarks, Copyrights, Patents, licenses or other intellectual property of any Company is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Companies shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify Agent and (y) to the extent any Company shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as the Companies shall deem appropriate under the circumstances to protect such Trademarks, Copyrights, Patents, licenses or other intellectual property. Upon the occurrence and during the continuance of an Event of Default, (A) no Company may abandon or otherwise permit any Trademarks, Copyrights and Patents to become invalid without the prior written consent of Agent, and (B) if any Trademarks, Copyrights or Patents are infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Company will take such action as Agent shall deem appropriate under the circumstances to protect such intellectual property. If at any time after the date hereof, any Company acquires or holds any Commercial Tort Claim, such Company shall immediately notify Agent in a writing signed by such Company setting forth a brief description of such Commercial Tort Claim and grant to Agent, for the benefit of the Lenders, a security interest therein and in the proceeds thereof, which writing shall be in form and substance satisfactory to Agent.

         6.9 This Agreement and the obligation of the Companies to perform all of their covenants and obligations hereunder are further secured by the Mortgages.

         6.10 The Companies shall give to Agent, for the benefit of the Lenders, from time to time such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate acquired after the date hereof as Agent shall require to obtain a valid first Lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to Agent.

         6.11 The Company agrees that all chattel paper created by the Company will be marked: "This chattel paper has been assigned to The CIT Group/Business Credit, Inc. and Ableco Finance LLC, as agent. Further assignment of this chattel paper violates the rights of The CIT Group/Business Credit, Inc. and Ableco Finance LLC, as agent."

         6.12 At any time any Collateral with a book value in excess of $100,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Closing Date) which is not owned by a Loan Party, the Companies shall caused to be obtained written subordinations or waivers, in form and substance satisfactory to Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

         6.13 The Companies shall, or shall cause their Subsidiaries to, within sixty (60) days of the Closing Date to provide evidence satisfactory to the Agent that the Federal tax lien filed on April 16, 2002, in the amount of $29,833.44 against the Parent, TransTechnology International Corporation, a Delaware corporation, and Seeger, Inc., and as set forth on Schedule 2 attached hereto, shall have been released, which evidence shall include, without limitation, a UCC search result satisfactory to Agent indicating that such Lien shall have been terminated.

SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS

         7.1 Each of the Companies hereby jointly and severally warrants, represents and covenants that: (a) the fair value of their respective Total Assets exceeds the book value of the Total Liabilities; (b) each Company is generally able to pay its debts as they become due and payable; and (c) each Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Companies further warrant and represent that: (i) Schedule 1A hereto correctly and completely sets forth for each Loan Party, its (A) chief executive office,
(B) state of incorporation, (C) Collateral locations, (D) exact legal name, (E) organizational identification number, and (F) Commercial Tort Claims and (G) other information required on said Schedule; (ii) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks' offices at the locations set forth in Schedule 1B, this Agreement creates a valid, perfected and first priority security interest in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only Liens on the Collateral; (iii) except for the Permitted Encumbrances, the Companies are, or will be, at the time additional Collateral is acquired by them, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or Liens in favor of others; (iv) the Companies will, at their expense, forever warrant and, at Agent's request, defend the same from any and all claims and demands of any other Person other than a holder of a Permitted Encumbrance; (v) the Companies, or any one of them, will not grant, create or permit to exist, any Lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other Person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of any Company's Inventory; and (vi) the Equipment is and will only be used by the Companies in their business and will not be held for sale or lease, or removed from their premises, or otherwise disposed of by the Companies except as otherwise permitted in this Agreement. Each of the Companies further represent and warrant that the proceeds of the Term Loan shall solely be used (i) to refinance existing secured indebtedness of the Parent and certain of its Subsidiaries; (ii) to pay fees and expenses related to this Agreement and the other Loan Documents; and (iii) to fund the Companies ongoing working capital requirements.

         7.2 Each of the Companies agrees to, and cause its Subsidiaries to, maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as Agent shall reasonably require. Each Company shall permit, and cause each of its Subsidiaries to permit, the agents and representatives of Agent, at any time and from time to time during normal business hours, at the expense of the Companies, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if requested by Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Company hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of Agent in accordance with this Paragraph 7.2).

         7.3 Each Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder. Each Company shall obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business except where the failure to do so would not have a Material Adverse Effect. Each of the Companies hereby represents and warrants that (i) a certificate of dissolution for Seeger, Inc. has been filed in the appropriate filing office in Delaware on July 3, 2002 and for Trans Technology Systems and Services, Inc. in the appropriate filing office in Michigan on February 28, 2002, (ii) each of such Subsidiaries has no assets and no liabilities and (iii) upon receipt of a tax clearance certificate from the applicable State, each such Subsidiary shall cease to exist. Each of the Companies hereby represents and warrants that (a) neither SSP Industries, a California corporation, nor SSP International Sales, Inc., a California corporation, has any assets or liabilities as of the date hereof and (b) Rancho TransTechnology Corporation, a California corporation has no assets or liabilities other than the Rancho TTC Property.

         7.4 Each of the Companies agrees to afford Agent thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to Agent and at which Agent has filed financing statements and otherwise fully perfected its Liens thereon, subject to the requirement set forth in Paragraph 6.12 hereof. Each of the Companies are also to advise Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to Agent therein.

         7.5 Each of the Companies agrees to: (a) execute and deliver to Agent, from time to time, solely for Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as Agent may reasonably require, designating, identifying or describing the Collateral; and (b) provide Agent, on request, with an appraisal of the Inventory, Real Estate, machinery and/or Equipment, which appraisal shall be at the Companies' expense and otherwise acceptable to Agent. Any failure, however, to promptly give Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit Agent 's security interests in the Collateral.

         7.6 Each of the Companies agrees to comply with, and to cause its subsidiaries to comply with, the requirements of all state and federal laws in order to grant to Agent, for the benefit of the Lenders, a valid and perfected first priority security interests in the Collateral, subject only to the Permitted Encumbrances. Agent is hereby authorized by the Companies to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral. The Companies hereby consent to and ratify any and all execution and/or filing of financing statements on or prior to the Closing Date by Agent. The Companies agree to do whatever Agent may reasonably request, from time to time, by way of: (a) filing notices of Liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with Agent's agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to Agent's possession; and (e) performing such further acts as Agent may reasonably require in order to effect the purposes of this Agreement and any of the other Loan Documents, including but not limited to, obtaining control agreements with respect to deposit accounts and/or Investment Property.

         7.7 (a) Each of the Companies shall, and shall cause each of its Subsidiaries, to maintain insurance on all of its properties, including, without limitation, its Real Estate, Equipment and Inventory, under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to Agent. All such insurance policies, subject to the rights of any holders of Permitted Encumbrances holding claims senior to Agent, are to be made payable to Agent, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as Agent may require to fully protect Agent's interest in such properties and to any payments to be made under such policies. All certificates of insurance and original policies or true copies thereof, are to be delivered to Agent, premium prepaid, with the loss payable endorsement in Agent's favor, and shall provide for not less than thirty (30) days prior written notice to Agent of the exercise of any right of cancellation. At the Companies' request, or if the Companies fail to maintain such insurance, Agent may arrange for such insurance, but at the Companies' expense and without any responsibility on Agent's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing or otherwise cured by the Companies in accordance with the terms of this Agreement, Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to Agent, have the sole right, in the name of Agent or the Companies or any of them, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         (b) In the event the Companies or any one of them fails to provide Agent with timely evidence, acceptable to Agent, of its maintenance of insurance coverage required pursuant to Paragraph 7.7(a) above, Agent may purchase, at the Companies' expense, insurance to protect Agent's interests in the Collateral. The insurance acquired by Agent may, but need not, protect the Companies' interest in the Collateral, and therefore such insurance may not pay claims which the Companies may have with respect to the Collateral or pay any claim which may be made against the Companies in connection with the Collateral. In the event Agent purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Companies shall be responsible for all of the applicable costs of such insurance, including premiums, interest, fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. Agent may charge all of such premiums, fees, costs, interest and other charges to the Companies' Loan Account. Each of the Companies hereby acknowledges that the costs of the premiums of any insurance acquired by Agent may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that Agent purchases such insurance, Agent will notify the Companies or the applicable Company of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days after the date of such notice, the Companies provide Agent with proof that the Companies had the insurance coverage required pursuant to 7.7(a) above (in form and substance satisfactory to Agent) as of the date on which Agent purchased insurance and the Companies continued at all times to have such insurance, then Agent agrees to cancel the insurance purchased by Agent.

         7.8 (a) Each of the Companies shall, and shall cause each of its Subsidiaries, to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon the Companies, their Subsidiaries or the Collateral unless such Taxes are being diligently contested in good faith by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any Lien shall be filed or claimed thereunder: (a) for Taxes due the United States of America, or
(b) which in Agent's opinion might create a valid obligation having priority over the rights granted to Agent herein (exclusive of Real Estate), such Lien shall not be deemed to be a Permitted Encumbrance hereunder and the Companies shall immediately pay such tax and remove the Lien of record. If the Companies or any one of them fails to do so promptly, then at Agent's election, upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority Lien, forfeiture, or sale of the Collateral, Agent may, but shall not be obligated to, pay Taxes on the Companies' behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

          (b) Each of the Companies represents and warrants that no Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has engaged in a transaction within the meaning of Section 4069 of ERISA.

         7.9 Each of the Companies shall, and shall cause each of its
Subsidiaries: (a) to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Companies, their Subsidiaries or any one of them, provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in Agent's reasonable opinion, materially and adversely effect Agent's or any Lender's rights or priority in the Collateral; and (b) comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of their real property and operation of their business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies or any one of them.

         7.10 Until termination of this Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless the Required Lenders shall have otherwise consented in writing, each of the Companies will furnish to Agent and each Lender:

         (a) as soon as available and in any event within 45 days after the end of each Fiscal Quarter commencing with the Fiscal Quarter ended June 30, 2002, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to Agent and each Lender, subject to normal year-end adjustments;

         (b) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of a "big four" independent certified public accounting firm (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Paragraph 7.20), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

         (c) as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing July 2002, internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent and the Lenders, subject to normal year-end adjustments;

         (d) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (a), (b) and (c) of this Paragraph 7.10, a certificate of an Authorized Officer of the Parent (i) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto and (ii) attaching a schedule showing the calculations specified in Paragraph 7.20;

         (e) as soon as available and in any event within 10 days after the end of each fiscal month of the Parent and its Subsidiaries commencing August 2002 reports in form and detail satisfactory to Agent and certified by an Authorized Officer of the Parent as being accurate and complete (i) listing all Trade Accounts Receivable of the Loan Parties as of such day, which shall include the amount and age of each such Trade Account Receivable, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to Agent pursuant to this clause (e)(i) for the immediately preceding fiscal month, the name and mailing address of each account debtor with respect to each such Trade Account Receivable and such other information as Agent may reasonably request, (ii) listing all accounts payable of the Loan Parties as of each such day which shall include the amount and age of each such account payable, the name and mailing address of each account creditor and such other information as Agent may reasonably request, and (iii) listing all Inventory of the Loan Parties as of each such day, and containing a breakdown of such Inventory by type and amount, the cost and the current market value thereof (by location), the date of acquisition, the warehouse and production facility location and such other information as Agent may reasonably request, all in detail and in form reasonably satisfactory to Agent;

         (f) (i) on or before the thirtieth (30th) day of each Fiscal Year, financial projections, supplementing and superseding the financial projections for such period referred to in Paragraph 2.1(t), prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to Agent, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries and (ii) on or before the forty-fifth (45th) day of each Fiscal Quarter, financial projections, prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to Agent, for each remaining quarterly period in such Fiscal Year, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

         (g) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority, provided that such disclosure to Agent would not violate the Companies ability to secure confidential treatment from the Governmental Authority of the submitted information;

         (h) as soon as possible, and in any event within three (3) Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could have a Material Adverse Effect, the written statement of an Authorized Officer of the Parent setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

         (i) (A) as soon as possible and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof has actual knowledge that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Parent setting forth the details of such occurrence known to such officer and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within ten (10) days after the filing thereof with the Internal Revenue Service if requested by Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan that is filed or required to be filed by any Loan Party, (D) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof has actual knowledge that a required installment payment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, notice of such fact, (E) promptly and in any event within three (3) days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

         (j) promptly after the commencement thereof but in any event not later than five (5) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

         (k) as soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;

         (l) as soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party;

         (m) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the Securities and Exchange Commission or any national (domestic or foreign) securities exchange;

         (n) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

         (o) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as Agent may from time to time reasonably request;

         (p) within forty-five (45) days following the Closing Date, a certificate of an Authorized Officer of the Parent (i) annexing thereto the acknowledgments of the appropriate contracting officers and disbursing officers received with respect to the notices and assignments previously delivered to such contracting officers and disbursing officers pursuant to the terms of the CIT Financing Agreement and (ii) certifying that such acknowledgements relate to no less than 50% of the aggregate dollar amount of all Trade Accounts Receivable of the Companies with respect to which the United States of America or any agency, division or department thereof is the account debtor as of such date; and

         (q) within 60 days following the Closing Date, a certificate of an Authorized Officer of the Parent (i) annexing thereto the acknowledgements of the appropriate contracting officers and disbursing officers received with respect to the notices and assignments previously delivered to such contracting officers and disbursing officers pursuant to Paragraph 2.1(d) of Section 2 of the CIT Financing Agreement, and (ii) certifying that such acknowledgements relate to no less than 100% of the aggregate dollar amount of all Trade Accounts Receivables of the Companies with respect to which the United States of America or any agency, division or department thereof is the account debtor as of such date.

         7.11 Except as set forth on Schedule 7.11, and only to the extent set forth therein, each of the Companies shall (i) keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to Agent any documentation of such compliance which Agent may reasonably request; (iii) provide Agent written notice within five (5) days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; (iv) provide Agent with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) any notices the Companies or any of their Subsidiaries receive from any local, state or federal authority advising any one them of any environmental liability (real or potential) stemming from their operations, premises, waste disposal practices, or waste disposal sites used by any of them, or any other notice of a violation, citation or other administrative order which could have a Material Adverse Effect.

         7.12 The Companies shall cause (i) each Subsidiary of any Loan Party not in existence on the Closing Date, to execute and deliver to Agent promptly and in any event within three (3) days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages, in form and substance satisfactory to Agent, creating on the real property of such Subsidiary a perfected, first priority Lien on such real property subject only to Permitted Encumbrances, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor's certificate, each in form and substance satisfactory to Agent, together with such other agreements, instruments and documents as Agent may reasonably require, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within three (3) days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with
(A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents requested by Agent. In addition, in the event that the Parent has not effected the sale of the real property located at 25977 Sand Canyon Road, Canyon Country, California 91351 (the "RANCHO TTC PROPERTY") by September 30, 2002, the Parent shall cause Rancho TransTechnology Corporation to deliver to Agent, no later than October 15, 2002 a Mortgage, in form and substance satisfactory to Agent, creating on such real property in favor of Agent a perfected, first priority Lien subject only to Permitted Encumbrances, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor's certificate with respect to such real property, each in form and substance satisfactory to Agent, together with such other agreements, instruments and documents as Agent may reasonably require in connection therewith.

         7.13 (a) In addition to each Company's other obligations under this Agreement and the other Loan Documents, each Company shall, jointly and severally, defend, protect, indemnify and hold harmless Agent, each Lender and their respective transferees and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "INDEMNITEES") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Closing Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) Agent's or any Lender's furnishing of funds to any Company under this Agreement or the other Loan Documents, including, without limitation, the management of any such loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that the Companies shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

         (b) Without limiting Paragraph 7.13(a) hereof, each Company agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and all other claims, demands, penalties, fines, liabilities (including strict liability), settlements, losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and investigation and laboratory fees), arising out of (i) any Releases or threatened Releases on, under, in, originating or emanating from, any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) the generation or disposal of any Hazardous Materials by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (iii) any violations of Environmental Laws by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (iv) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, any predecessor in interest or filed against Agent or any Lender in connection with any action of, or property presently or formerly owned or operated by, any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (v) any personal injury (including wrongful death) or property damage (real or personal) arising out of related to the presence or Release of such Hazardous Materials; (vi) any violation of any Environmental Law by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (vii) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in this Agreement or the breach of any covenant made by the Loan Parties in Paragraph 7.11). Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

         (c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Paragraph 7.13 may be unenforceable because it is violative of any law or public policy, each Company shall, and shall cause its Subsidiaries to, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Paragraph 7.13 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

         7.14 Without the prior written consent of the Required Lenders, the Companies agree that neither they nor any of their Subsidiaries will enter into, renew, extend or be a party to, any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any Subsidiary or Affiliate of the Companies, provided that, except as otherwise set forth in this Agreement, the Companies and their Subsidiaries or any one of them may enter into sale and service transactions in the ordinary course of their business and pursuant to the reasonable requirements of any such Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to such Company than such Company could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction.

         7.15 Each Company shall cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to Agent and the Lenders in accordance with a subordination agreement in form and substance reasonably satisfactory to Agent.

         7.16 Parent shall cause the Fiscal Year of the Parent and its Subsidiaries to end on March 31 of each calendar year unless Agent consents to a change in such Fiscal Year (and appropriate related changes to this Agreement), which consent shall not be unreasonably withheld.

         7.17 No Company shall make, or permit any of its Subsidiaries to make, any change in the nature of its business as currently conducted.

         7.18 Each Company shall take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto Agent the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Company (i) authorizes Agent to execute any such agreements, instruments or other documents in such Company's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Company, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Company prior to the date hereof.

         7.19 Until termination of the Agreement and payment and satisfaction of all Obligations hereunder, except as otherwise expressly permitted by this Agreement, each of the Companies agrees that, without the prior written consent of the Required Lenders, each Company shall not and shall not permit any of its Subsidiaries to:

         (a) Mortgage, assign, pledge, transfer or otherwise permit any Lien, or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

         (b) Incur or create any Indebtedness other than the Permitted Indebtedness;

         (c) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Agreement, or
(ii) any substantial portion of any of their assets which do not constitute Collateral;

         (d) Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

                  (i) any wholly-owned Subsidiary of any Loan Party (other than a Company) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives Agent at least 60 days' prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Agent's and the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) the surviving Subsidiary, if any, is joined as a Loan Party hereunder and is a party to a Guaranty and a Security Agreement in favor of Agent and the Capital Stock of such Subsidiary is the subject of a Pledge Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation; and

                  (ii) any Loan Party and its Subsidiaries may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete or worn-out equipment in the ordinary course of business, and (C) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, PROVIDED that the Net Cash Proceeds of such Dispositions (x) in the case of clauses (B) and (C) above, do not exceed $100,000 in the aggregate in any twelve-month period and (y) in all cases, are paid to Agent for the benefit of the Lenders pursuant to the terms of Paragraph
         4.7 of Section 4;

         (e) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         (f) (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such, or (v) except as set forth on Schedule 7.19(f), and other than with respect to regular salaries paid to employees of the Companies in the ordinary course of business and consistent with past practice (including, reasonable and customary bonus payments in accordance with past practice), pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, (i) any Loan Party may pay dividends to the Parent (A) in amounts necessary to pay customary expenses of the Parent in the ordinary course of its business as a public holding company (including salaries and related reasonable and customary expenses incurred by employees of the Parent) and (B) in amounts necessary to pay taxes when due and owing by the Parent, (ii) any Subsidiary of any Company may pay dividends to such Company,
(iii) the Parent may pay dividends in the form of common Capital Stock, provided that, no such payment shall be made if an Event of Default shall have occurred and be continuing or would result from the making of any such payment.

         (g) [INTENTIONALLY OMITTED]

         (h) Make any payment in respect of the Subordinated Notes other than regularly scheduled payments of interest unless after giving effect to such payment, there is an Aggregate Availability of at least $2,500,000 or such payment is expressly permitted by the Subordination Agreement;

         (i) (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to Agent or any Lender or the issuer of such Indebtedness in any respect, (ii) except for the Obligations or as otherwise provided in subsection (h) above of this Paragraph 7.19, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) except as permitted by Paragraph 7.19(d), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause
(iv) that either individually or in the aggregate, could not have a Material Adverse Effect;

         (j) Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act;

         (k) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

         (l) Permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws, so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect;

         (m) Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof and as set forth on
Schedule 1.1, but not any increase in the amount thereof or any other modification of the terms thereof, (ii) temporary loans and advances by (A) a Company to another Company, made in the ordinary course of business and not exceeding in the aggregate for all Loan Parties and their Subsidiaries at any one time outstanding $250,000 and (B) a Company to its Subsidiaries (other than a Company) and by such Subsidiaries to it, made in the ordinary course of business and not exceeding in the aggregate for all Loan Parties and their Subsidiaries at any one time outstanding $50,000, and (iii) Permitted Investments;

         (n) Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries,
(iii) to make loans or advances to any Loan Party or any of its Subsidiaries or
(iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; PROVIDED, HOWEVER, that nothing in any of clauses (i) through (iv) of this Paragraph 7.19(n) shall prohibit or restrict compliance with: (a) this Agreement and the other Loan Documents; (b) any agreements in effect on the Closing Date and set forth on Schedule 7.19(n); (c) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances); (d) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or (e) in the case of clause (iv) any agreement, instrument or other document evidencing a Permitted Encumbrance from restricting on customary terms the transfer of any property or assets subject thereto;

         (o) Other than as permitted by Paragraph 4.7(c) of Section 4, issue or sell or enter into any agreement or arrangement for the issuance and sale of, or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants; or

         (p) Agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract;

         7.20 Until termination of the Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies, on a consolidated basis, shall:

         (a) Not permit Continuing Operations EBITDA of the Companies for the 12 month period ending on each date set forth below, to be less than the applicable amount set forth below for the applicable period:


------------------------------------------------------------ ---------------------------------------------------------
                  12-MONTH-PERIOD ENDING                                          CONTINUING OPERATIONS EBITDA
                  ----------------------                                          ----------------------------
------------------------------------------------------------ ---------------------------------------------------------
                  September 30, 2002                                               $15,749,000
------------------------------------------------------------ ---------------------------------------------------------
                  October 31, 2002                                                 $16,168,000
------------------------------------------------------------ ---------------------------------------------------------
                  November 30, 2002                                                $16,756,000
------------------------------------------------------------ ---------------------------------------------------------
                  December 31, 2002                                                $15,176,000
------------------------------------------------------------ ---------------------------------------------------------
                  January 31, 2003                                                 $15,376,000
------------------------------------------------------------ ---------------------------------------------------------
                  February 28, 2003                                                $15,490,000
------------------------------------------------------------ ---------------------------------------------------------
                  March 31, 2003                                                   $14,283,000
------------------------------------------------------------ ---------------------------------------------------------
                  April 30, 2003                                                   $15,082,000
------------------------------------------------------------ ---------------------------------------------------------
                  May 31, 2003                                                     $15,025,000
------------------------------------------------------------ ---------------------------------------------------------
                  June 30, 2003                                                    $15,034,000
------------------------------------------------------------ ---------------------------------------------------------
                  July 31, 2003                                                    $15,008,000
------------------------------------------------------------ ---------------------------------------------------------
                  August 31, 2003                                                  $15,020,000
------------------------------------------------------------ ---------------------------------------------------------
                  September 30, 2003                                               $14,778,000
------------------------------------------------------------ ---------------------------------------------------------
                  October 31, 2003                                                 $14,926,000
------------------------------------------------------------ ---------------------------------------------------------
                  November 30,  2003                                               $15,058,000
------------------------------------------------------------ ---------------------------------------------------------
                  December 31, 2003                                                $15,200,000
------------------------------------------------------------ ---------------------------------------------------------
                  January 31, 2003                                                 $15,917,000
------------------------------------------------------------ ---------------------------------------------------------
                  February 29, 2004                                                $15,592,000
------------------------------------------------------------ ---------------------------------------------------------
                  March 31, 2004 and each twelve-month                             $16,336,000
                  period thereafter
------------------------------------------------------------ ---------------------------------------------------------



                                      -51

         (b) Not permit Senior Leverage Ratio of the Companies, with respect to the 12-month period ending on each date set forth below, to be greater than the ratio set forth below for the applicable period:

--------------------------------------------------------------- ------------------------------------------------------
                    12-MONTH-PERIOD ENDING                                              RATIO
--------------------------------------------------------------- ------------------------------------------------------
                                                                 If TCR Disposition Has     If TCR Disposition HAS
                                                                   Not Been effected             been effected
                                                                   -----------------             -------------
--------------------------------------------------------------- ------------------------- ----------------------------
                      September 30, 2002                               2.25:1.00                   1.75:1.00
--------------------------------------------------------------- ------------------------- ----------------------------
                       October 31,2002                                 2.25:1.00                   1.75:1.00
--------------------------------------------------------------- ------------------------- ----------------------------
                      November 30, 2002                                2.25:1.00                   1.75:1.00
--------------------------------------------------------------- ------------------------- ----------------------------
                      December 31, 2002                                2.00:1.00                   1.50:1.00
--------------------------------------------------------------- ------------------------- ----------------------------
                       January 31, 2003                                2.00:1.00                   1.50:1.00
--------------------------------------------------------------- ------------------------- ----------------------------
                      February 28, 2003                                2.00:1.00                   1.50:1.00
--------------------------------------------------------------- ------------------------- ----------------------------
                   March 31, 2003 and each
           twelve-calendar month period thereafter                     1.75:1.00                   1.25:1.00
--------------------------------------------------------------- ------------------------- ----------------------------

         (c) Not permit the Fixed Charges Coverage Ratio on each date set forth below, to be less than the ratio set forth below for the applicable period:

-------------------------------------------------------------- -------------------------
                            PERIOD                                      RATIO
-------------------------------------------------------------- -------------------------
Six Month Period Ending September 30, 2002                            1.00:1.00
-------------------------------------------------------------- -------------------------
Seven Month Period Ending October 31,2002                             1.00:1.00
-------------------------------------------------------------- -------------------------
Eight Month Period Ending November 30, 2002                           1.00:1.00
-------------------------------------------------------------- -------------------------
Nine Month Period Ending December 31, 2002                            1.00:1.00
-------------------------------------------------------------- -------------------------
Ten Month Period Ending January 31, 2003                              1.00:1.00
-------------------------------------------------------------- -------------------------
Eleven Month Period Ending February 28, 2003                          1.00:1.00
-------------------------------------------------------------- -------------------------
Twelve Month Period Ending March 31, 2003 and each                    1.00:1.00
twelve-calendar month period thereafter
-------------------------------------------------------------- -------------------------

         (d) Not enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Companies and their Subsidiaries (i) for the eight month period ending March 31, 2003 would exceed $700,000 and (ii) during any Fiscal Year thereafter would exceed $1,036,000.00.

         (e) Not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) (i) for the eight month period ending March 31, 2003 in excess of (A) $1,000,000 with respect to the Companies other than TCR and (B) $600,000 with respect to TCR and
(ii) during any Fiscal Year thereafter in excess of $1,150,000.00.


                                      -52

         7.21 Each of the Parent and TCR hereby jointly and severally represent and warrant that: (a) the authorized Capital Stock of TCR consists of 10,000 shares of common stock par value $5.00 per share, of which 2,288 shares are issued and outstanding, (b) the Parent is the record owner of all such issued and outstanding shares of common stock, (c) no shares of common stock have been issued or transferred since the closing of the TCR Acquisition other than the issuance of stock certificate number 15 dated the date of the TCR Acquisition registered in the name of the Parent evidencing the 2,288 shares of common stock acquired by the Parent in the TCR Acquisition, and (d) the Parent owns such shares free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims, restrictions on transfer and other adverse claims of any kind whatsoever except for the security interests created by the Loan Documents and the CIT Financing Documents.

         7.22 Each of the Parent and NORCO hereby jointly and severally represent and warrant that: (a) the authorized Capital Stock of NORCO consists of (i) 50,000 shares of common stock par value $1.00 per share, of which 18,031 shares are issued and outstanding, and (ii) 50,000 shares of preferred stock par value $25.00 per share, of which 20,254 shares are issued and outstanding, (b) the Parent is the record owner of all such issued and outstanding shares of common stock and preferred stock, and (c) the Parent owns such shares free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims, restrictions on transfer and other adverse claims of any kind whatsoever except for the security interests created by the Loan Documents and the CIT Financing Documents.

SECTION 8. INTEREST, FEES AND EXPENSES; JOINT AND SEVERAL LIABILITY

         8.1 The Term Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Term Loan until such principal amount becomes due, at a rate per annum equal to the sum of (a) the greater of (i) the Reference Rate plus 5.0% and (ii) 9.75%, plus (b) the PIK Rate; PROVIDED, HOWEVER, that interest on the outstanding principal amount of the Term Loan at a per annum rate equal to the PIK Rate shall, in the absence of
(1) a continuing Event of Default and (2) an election by the Administrative Borrower to pay such interest in cash, be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan. Any interest to be capitalized shall be capitalized on the date such interest is to be paid pursuant to Paragraph 8.3 hereof and added to the then outstanding principal amount of the Term Loan and thereafter shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of such Term Loan. Notwithstanding the foregoing, the Companies shall not be required to pay the portion of the principal amount of the Term Loan that corresponds to the interest capitalized pursuant to this Paragraph 8.1 until the earlier of (x) the Final Maturity Date and (y) the termination of the Financing Agreement.

         8.2 To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default , (i) the principal of the Term Loan (including all capitalized interest added to the principal balance thereof) and
(ii) the amount of all accrued interest, fees, indemnities, or any other

Obligations of the Companies under this Agreement and the other Loan Documents not paid when due, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Default Rate of Interest.

         8.3 Interest on the Term Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Term Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Default Rate of Interest shall be payable on demand. Agent shall be entitled to charge the Loan Account with the amount of any interest payment due hereunder.

         8.4 All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

         8.5 [INTENTIONALLY OMITTED]

         8.6 To induce Agent and the Lenders to enter into this Agreement and to extend to the Companies the Term Loan, the Companies shall pay to Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable closing fee (the "Closing Fee") in the amount of $410,000.00 payable on or prior to the Closing Date, which fee shall be deemed fully earned when paid.

         8.7 On each anniversary of the Closing Date, the Companies shall pay to Agent, for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable anniversary fee (the "Anniversary Fee") in the amount of $140,000.00, which fee shall be deemed fully earned when paid.

         8.8 In addition to the Closing Fee and the Anniversary Fee and the other fees provided for herein, the Companies will pay on demand, all Out-of Pocket Expenses and all other costs and expenses incurred by or on behalf of Agent and the Lenders, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for Agent and the Lenders, accounting, due diligence, periodic field audits (at a prevailing rate of $1,500 per examiner per day), physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Paragraph 7.12), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of Agent's or any Lender's rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, Agent's or any Lender's claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, (l) any Environmental Liabilities incurred in connection with any Environmental Lien; or (m) the receipt by Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Companies agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by Agent to be payable in connection with this Agreement or any other Loan Document, and the Companies agree to save Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such Taxes, fees or impositions (including, without limitation, in connection with any Taxes paid by Agent or any Lender and any liability arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted) and the Companies further agree to pay such indemnification within 10 days from the date on which Agent or any such Lender makes a written demand therefor, which demand shall identify in reasonable detail the nature and amount of such Taxes, (y) the Companies agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Companies fail to perform any covenant or agreement contained herein or in any other Loan Document, Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Companies. The Companies further agree that if any Company or any of its Subsidiaries shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Loan Document,

         (i) the amount so payable shall be increased so that after making all required deductions and withholdings (including Taxes on amounts payable pursuant to this sentence) the Lenders or Agent, as the case may be, receive an amount equal to the sum they would have received had no such deduction or withholding been made,

         (ii) such Company shall, or shall cause its Subsidiaries to make such deduction or withholding,

         (iii) such Company shall, or shall cause its Subsidiaries to pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

         (iv) as promptly as possible thereafter, such Company shall send the Lenders, and the Agent, an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lenders or the Agent, as the case may be) evidencing payment of the amount or amounts so deducted or withheld.

         8.9 Each of the Companies hereby authorizes Agent to charge the Loan Account with the amount of all their Obligations due hereunder as such payments become due. Each of the Companies confirms that (i) the Companies, as between themselves, shall determine how to pro-rate any such payments due hereunder, and
(ii) for ease of administration, Agent may charge any of the Loan Account with the amount of any such fee payments and any such charges which Agent may so make to the Companies' Loan Account as herein provided will be made as an accommodation to the Companies and solely at Agent's discretion.

         8.10 In the event that Agent or any Lender or any participant hereunder (or any financial institution which may from time to time become a participant or Lender hereunder) shall have determined in the exercise of its reasonable business judgment that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by Agent or any Lender or any Person controlling any such Lender or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent's or any Lender's or any Person controlling any such Lender's or such participant's capital as a consequence of its obligations hereunder to a level below that which Agent or any Lender or any Person controlling any such Lender or such participant could have achieved but for such adoption, change or compliance (taking into consideration Agent or any Lender or any Person controlling any such Lender or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by Agent or any Lender or any Person controlling any such Lender or such participant to be material, then, from time to time, the Companies shall pay no later than five (5) days following demand by Agent or any Lender or any Person controlling any such Lender or such participant such additional amount or amounts as will compensate Agent, any Lender or any Person controlling such Lender or such participants for such reduction. In determining such amount or amounts, Agent, any Lender or any Person controlling such Lender or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.10 shall be available to Agent, any Lender or any Person controlling such Lender or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of Agent, any Lender or any Person controlling such Lender or such participant setting forth such amount or amounts as shall be necessary to compensate Agent, any Lender or any Person controlling such Lender or such participant with respect to this Section 8 and the calculation thereof when delivered to the Companies shall be conclusive on the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event Agent, any Lender or any Person controlling such Lender or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which Agent, any Lender or any Person controlling such Lender or such participant actually required to be made whole, the excess, if any, shall be returned to the Companies by Agent, any Lender or any Person controlling such Lender or such participant, as applicable.

         8.11 In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by Agent, any Lender or any Person controlling such Lender or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

         (a) subject Agent, any Lender or any Person controlling such Lender or such participant to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to Agent or any Lender or any Person controlling any such Lender or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of Agent, any Lender or any Person controlling such Lender or such participant by the federal government or the jurisdiction in which it maintains its principal office);

         (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by Agent, any Lender or any Person controlling such Lender or such participant by reason of or in respect to this Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

         (c) impose on Agent, any Lender or any Person controlling such Lender or such participant any other condition with respect to this Agreement or any other document, and the result of any of the foregoing is to increase the cost to Agent, any Lender or any Person controlling such Lender or such participant of making, renewing or maintaining the Term Loan hereunder by an amount that Agent or any Lender or any Person controlling any such Lender or such participant deems to be material in the exercise of its reasonable business judgment or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of the Term Loan by an amount that Agent, any Lender or any Person controlling such Lender or such participant deems to be material in the exercise of its reasonable business judgment, then, in any case the Companies shall pay Agent, any Lender or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. All amounts payable under this Paragraph 8.11 shall bear interest from the date that is five (5) days after the date of demand by any Lender or Agent until payment in full to such Lender or Agent at the Reference Rate. Agent or any Lender or any Person controlling any such Lender or such participant shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event Agent, any Lender or any Person controlling such Lender or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Companies in whole or in part exceed the amount which Agent, any Lender or any Person controlling any such Lender or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Companies by Agent, any Lender or any Person controlling any such Lender or such participant.

         8.12 (a) The Companies will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Agent's Account. All payments received by the Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Companies without set-off, counterclaim, deduction or other defense to the Agent and the Lenders. Except as otherwise provided herein, after receipt, the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Agent will cause to be distributed all interest and fees received from or for the account of the Companies not less than once each month and in any event promptly after receipt thereof. The Lenders and the Companies hereby authorize the Agent to, and the Agent may, from time to time, charge the Loan Account of the Companies with any amount due and payable by the Companies under any Loan Document. Each of the Lenders and the Companies agrees that the Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

         (b) The Agent shall provide the Administrative Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Agent) of the opening and closing daily balances in the Loan Account of the Companies during such month, the amounts and dates of the Term Loan made to the Companies during such month, the amounts and dates of all payments on account of the Term Loan to the Companies during such month, the amount of interest accrued on the Term Loan to the Companies during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

         8.13 Except as otherwise provided herein, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Companies agree that any Lender so purchasing a participation from another Lender pursuant to this Paragraph 8.13 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Companies in the amount of such participation.

         8.14 (a) All payments of principal and interest in respect of the outstanding Term Loan, payments of fees (other than set forth in the audit and collateral monitoring fee provided for in Paragraph 8.8) and all other payments in respect of any other Obligations, shall be allocated by the Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of the Term Loan, as designated by the Person making payment when the payment is made.

         (b) After the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) FIRST, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agent until paid in full; (II) SECOND, ratably to pay the Obligations in respect of any fees and indemnities then due to the Lenders until paid in full; (iii) THIRD, ratably to pay interest due in respect of the Term Loan until paid in full; (iv) FOURTH, ratably to pay principal of the Term Loan until paid in full, and (v) FIFTH, to the ratable payment of all other Obligations then due and payable.

         (c) In each instance, so long as no Event of Default has occurred and is continuing, Paragraph 8.14(b) shall not be deemed to apply to any payment by the Companies specified by the Administrative Borrower to the Agent to be for the payment of Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loan in accordance with the terms and conditions of Section 4.

         (d) For purposes of Paragraph 8.14(b), "paid in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

         (e) In the event of a direct conflict between the priority provisions of this Paragraph 8.14 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Paragraph 8.14 shall control and govern.

         8.15 The Companies hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Term Loan (a "Securitization") through the pledge of the Term Loan as collateral security for loans to the Lenders or their Affiliates or through the sale of the Term Loan or the issuance of direct or indirect interests in the Term Loan, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Companies shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, PROVIDED THAT
(i) any such amendment or additional documentation does not impose material additional costs on the Loan Parties and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Companies the financial terms of the Loans,
(b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Term Loan or the Securitization, and (c) providing in connection with any rating of the Term Loan a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Loan Party to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Term Loan and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

         8.16 [INTENTIONALLY OMITTED]

         8.17 [INTENTIONALLY OMITTED]

         8.18 [INTENTIONALLY OMITTED]

         8.19 [INTENTIONALLY OMITTED]

         8.20 Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Companies hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Agent and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Companies and in consideration of the undertakings of the other Companies to accept joint and several liability for the Obligations. Each of the Companies, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Companies, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Companies without preferences or distinction among them. If and to the extent that any of the Companies shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Companies will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Companies under the provisions of this Paragraph 8.20 constitute the absolute and unconditional, full recourse Obligations of each of the Companies, enforceable against each such Company to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever. Each of the Companies hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Companies with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim which any Company may have against any other Company with respect to any payments to Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations. The provisions of this Paragraph 8.20 are made for the benefit of the Agent, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Companies as often as occasion therefor may arise and without requirement on the part of the Agent, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Companies or to exhaust any remedies available to it or them against any of the other Companies or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Paragraph 8.20 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

         8.21 For purposes of this Agreement and Section 8 hereof, any reference to a Lender shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

SECTION 9. POWERS

         Each Company hereby constitutes Agent, or any person or agent Agent may designate, as its attorney-in-fact, at the Companies' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to Agent and the Lenders have been paid in full:

         (a) To receive, take, endorse, sign, assign and deliver, all in the name of Agent or the Companies or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

         (b) To receive, open and dispose of all mail addressed to the Companies or any one of them and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate;

         (c) To request from customers indebted on Accounts at any time, in the name of Agent information concerning the amounts owing on the Accounts;

         (d) To request from customers indebted on Accounts at any time, in the name of the Companies or any one of them, in the name of certified public accountant designated by Agent or in the name of Agent's designee, information concerning the amounts owing on the Accounts;

         (e) To transmit to customers indebted on Accounts notice of Agent's interest therein and to notify customers indebted on Accounts to make payment directly to Agent (subject to the terms of the Ableco/CIT Intercreditor Agreement) for the Companies' account;

         (f) To take or bring, in the name of Agent or the Companies or any one of them, all steps, actions, suits or proceedings deemed by Agent necessary or desirable to enforce or effect collection of the Collateral or otherwise to enforce the rights of the Agent and the Lenders with respect to any Collateral; and

         (g) To execute assignments, licenses and other documents to enforce the rights of the Agent and the Lenders with respect to the Collateral and or to record and perfect Agent's and Lenders' security interests in the Collateral.

         Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (c), (e), (f) and (g) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Required Lenders.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 Notwithstanding anything hereinabove to the contrary, Agent may, and shall at the request of the Required Lenders, terminate this Agreement immediately upon the occurrence of any of the following Events of Default:

         (a) The cessation of the business of any Loan Party or the calling of a meeting of the creditors of any Loan Party for purposes of compromising the debts and obligations of such Loan Party;

         (b) The failure of any Loan Party to generally meet its debts as they mature;

         (c) (i) The commencement by any Loan Party of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against any Loan Party, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of such Loan Party, which proceeding shall not have been controverted within ten (10) days or shall not have been dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or such Loan Party shall take action to authorize or effect any of the actions in any such proceeding; (iii) the commencement (x) by any Loan Party, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against any Loan Party, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, which proceeding shall not have been controverted within ten (10) days and shall not have been dismissed or vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or any Loan Party's subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding; or (iv) any Loan Party shall make a general assignment for the benefit of its creditors;

         (d) The breach by any Loan Party of any warranty, representation or covenant contained herein (other than those referred to in subparagraph (e) below) or in any other Loan Document or in any written agreement between such Company and Agent or any Lender;

         (e) The failure of the Companies or any one of them to pay any of the Obligations when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

         (f) (i) Any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan (other than the Breeze
Plan), and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $100,000, and, in the case of the Breeze Plan, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $750,000; or a Multiemployer Plan enters reorganization status under
Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $100,000; or (ii) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's (other than with respect to the Masillon Plan) vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $100,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971
or 4975 of the Internal Revenue Code, the liability is in excess of such amount);

         (g) Any Loan Party or any of their Subsidiaries shall be liable for any Environmental Liabilities the payment of which could reasonably be expected to have a Material Adverse Effect;

         (h) The occurrence of any event of default (after giving effect to any applicable grace or cure periods) under any of the CIT Financing Documents or under any instrument or agreement evidencing (i) Subordinated Debt, or (ii) any other Indebtedness of the Loan Parties or any one of them having a principal amount in excess of $250,000;

         (i) Any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

         (j) Any Security Agreement, any Pledge Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of Agent for the benefit of the Lenders on any Collateral purported to be covered thereby;

         (k) One or more judgments or orders for the payment of money exceeding $100,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED, HOWEVER, that any such judgment or order shall not give rise to an Event of Default under this subsection (k) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

         (l) Any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than fifteen (15) consecutive days;

         (m) Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

         (n) The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

         (o) The indictment of any Loan Party under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

         (p) a Change of Control shall have occurred; or

         (q) an event or development occurs which could reasonably be expected to have a Material Adverse Effect.

         10.2 Upon the occurrence of an Event of Default, the Agent may (or, if the Required Lenders otherwise require, shall): (a) declare all or any portion of the Obligations immediately due and payable, whereupon all or such portion of the principal of the Term Loan, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest, or further notice of any kind, all of which are expressly waived by each Company; (b) charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations, provided that, with respect to this clause (b) Agent has given the Parent written notice of the Event of Default; provided, however, that no notice is required upon the occurrence of an Event of Default described in Paragraph 10.1(c) of this Section 10; and (c) immediately terminate this Agreement upon notice to the Companies, provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1(c) of this Section 10, this Agreement shall automatically terminate and all

Obligations shall become due and payable, without any action, declaration, notice or demand by Agent, any Lender or any other Person. The exercise of any option is not exclusive of any other option, which may be exercised at any time by Agent or any Lender.

         10.3 Immediately upon the occurrence of any Event of Default, Agent may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or Agent may use, at the Companies' expense, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Companies or Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Companies or Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at Agent's sole option and discretion, and Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Companies or Agent, or in the name of such other party as Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including but not limited to warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as Agent in its sole discretion may deem advisable, and Agent or any Lender shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as Agent shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Any action taken by Agent or any Lender pursuant to this paragraph shall not effect commercial reasonableness of the sale. The Companies agree, at the request of Agent, to assemble the Inventory and Equipment and to make it available to Agent at premises of the Companies or elsewhere and to make available to Agent the premises and facilities of the Companies for the purpose of Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by Agent to the payment of the Obligations, whether due or to become due, in such order as Agent may elect, and the Companies shall remain liable to Agent and the Lenders for any deficiencies, and Agent in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Companies hereby indemnify Agent and any Lender and hold Agent and any Lender harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on Agent and any Lender by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Companies, the Companies as debtor-in-possession, any secured or unsecured creditors of the Companies, any trustee or receiver in bankruptcy, or otherwise), and the Companies hereby agree to so indemnify and hold Agent and any Lender harmless, absent Agent's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full.

SECTION 11. TERMINATION

         This Agreement shall terminate on the Final Maturity Date, provided that the Companies or any one of them may terminate this Agreement at any time upon five (5) days' prior written notice to Agent, subject to the terms and conditions set forth in this Agreement. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by the Companies for purposes hereof. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, Agent may withhold any balances in the Companies' account (unless supplied with an indemnity satisfactory to Agent) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations. All of Agent's and each Lender's rights, Liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12. AGENT

         12.1 Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Agent to perform the duties of the Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Term Loan outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to terms of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Term Loan, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Term Loan and Agent Advances, for the Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by the Agent of the rights and remedies specifically authorized to be exercised by the Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and
(viii) subject to Paragraph 12.3 of this Agreement, to take such action as the Agent deems appropriate on its behalf to administer the Term Loan and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Term Loan), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of the Term Loan; provided, however, that the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         12.2 The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Term Loan hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If the Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Required Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

         12.3 The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of the Term Loan as the owner thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Paragraph 13.5 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Paragraph 8.14, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

         12.4 The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

         12.5 To the extent that the Agent is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Paragraph 12.8; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Paragraph 12.5 shall survive the payment in full of the Loans and the termination of this Agreement.

         12.6 With respect to its Pro Rata Share of the Total Term Loan Commitment hereunder and the Term Loan made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of the Term Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Company as if it were not acting as the Agent pursuant hereto without any duty to account to the other Lenders.

         12.7 (a) The Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Administrative Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent, and the Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After the Agent's resignation hereunder as the Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents.

         (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the Agent shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

         12.8 (a) The Agent may from time to time make such disbursements and advances ("AGENT ADVANCES") which the Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Companies of the Term Loan and other Obligations or to pay any other amount chargeable to the Companies pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Paragraph 8.8. The Agent Advances shall be repayable on demand, shall bear interest at the rate provided in Sections 8.1 and 8.2 and be secured by the Collateral. The Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Paragraph
8.12. The Agent shall notify each Lender and the Administrative Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Paragraph 12.5, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender, the Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Reference Rate.

         (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Total Term Loan Commitment and payment and satisfaction of the Term Loan, and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Paragraph 12.8(b).

         (c) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Paragraph 12.8(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Paragraph 12.8(b). Upon receipt by the Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

         (d) The Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Paragraph 12.8 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

         12.9 Each Lender hereby appoints the Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. Each Company by its execution and delivery of this Agreement hereby consents to the foregoing.

SECTION 13. MISCELLANEOUS

         13.1 Each of the Companies hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of Agent or any Lender or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by Agent or any Lender of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy. The rights and remedies of the Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

         13.2 This Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Companies, the Agent and the Lenders; supersede any prior agreements; and shall bind and benefit the Companies, the Agent and each Lender and their respective successors and assigns, except that the Companies shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by a Lender shall be governed by Paragraph 13.5 hereof.

         13.3 No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, PROVIDED, HOWEVER, that no amendment, waiver or consent shall (i) increase the Term Loan Commitment of any Lender, reduce the principal of, or interest on, the Term Loan, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Term Loan payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Term Loan Commitment without the written consent of each Lender, (iii) change the percentage of the Term Loan Commitment or of the aggregate unpaid principal amount of the Term Loan that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share", (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Agent for the benefit of the Lenders (except as provided under the Ableco/CIT Intercreditor Agreement), or release any Company or any Guarantor, or (vi) amend, modify or waive Paragraph 8.14 or this Paragraph 13.3 of this Agreement. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

         13.4 In no event shall the Companies, upon demand by Agent for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, neither Agent nor any Lender shall ever be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If Agent or any Lender ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the

Companies. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

         13.5 (a) Each Lender may, with the written consent of the Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Term Loan made by it); PROVIDED, HOWEVER, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (except such minimum amount shall not apply to an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender), (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender) and (iii) no written consent of the Agent shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Agent (or such shorter period as shall be agreed to by the Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

         (c) The Agent shall on behalf of the Company maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Term Loan Commitment of, and principal amount of the Term Loan (the "Registered Loans"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Companies, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of any assignment not reflected in the Register, the assigning Lender shall maintain a comparable register.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Agent shall, if the Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

         (e) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                  (i) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered

Loans held by it (the "PARTICIPANT REGISTER"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                  (ii) Any foreign Person who purchases or is assigned or participates in any portion of such Registered Loan shall provide the Agent and the Lender with a completed Internal Revenue Service Form W-8BEN (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Loan.

                  (iii) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, the Term Loan made by it; provided, that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Companies, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Term Loan, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Term Loan or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Paragraph 12.8 of this Agreement or any other Loan Document). The Companies agree that each participant shall be entitled to the benefits of Paragraph 8.8 (with respect to Taxes) and Paragraphs 8.10 and 8.11 of this Agreement, in each case, with respect to its participation in any portion of the Term Loan as if it was a Lender.

         13.6 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         13.7 Any legal action, suit or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or the United States of America for the Southern District of New York, and appellate courts thereof, and, by execution and delivery of this Agreement, each Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Company hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any such action, suit or proceeding in such respective jurisdictions and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

         13.8 Each Company irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Company at its address provided herein, such service to become effective when received or 10 days after such mailing, whichever first occurs. Nothing herein shall affect the right of the Agent and the Lenders to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Company in any other jurisdiction.

         13.9 EACH OF THE COMPANIES, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCIAL RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT. EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         13.10 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any of the Companies with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Companies for purposes of this Agreement, provided further that any such transmission shall not relieve the Companies from any other obligation hereunder to communicate further in writing), and shall be mailed (by certified mail, postage prepaid and return receipt requested), sent by Federal Express or other recognized courier service (return receipt requested), telecopied or delivered, to the following address:

         (A)  if to the Agent, at:

                  Ableco Finance LLC
                  450 Park Avenue, 28th Floor
                  New York, New York  10022
                  Attn:  Eric F. Miller
                  Fax No.:  (212) 758-5305

With a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attn:  Frederic L. Ragucci, Esq.
                  Fax No.:  (212) 593-5955

         (B)  if to the Companies at:

                  Mr. Joseph F. Spanier
                  Vice President, Chief Financial Officer and Treasurer TransTechnology Corporation
                  700 Liberty Avenue
                  Union, New Jersey  07083
                  Fax:  (908) 686-6921

With a courtesy copy of any material notice to the Companies counsel at:

                  Steven H. Sneiderman, Esq.
                  Hahn Loeser & Parks LLP
                  3300 BP Tower
                  200 Public Square
                  Cleveland, Ohio  44114-2301
                  Fax:  (216) 241-2824

or as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Paragraph 13.10, provided, however, that the failure of Agent or any Lender to provide the Companies' counsel with a copy of such notice shall not invalidate any notice given to the Companies and shall not give the Companies any rights, claims or defenses due to the failure of Agent or any Lender to provide such additional notice. All such notices and other communications shall be effective (i) if sent by certified mail, postage prepaid, return receipt requested, when received or three (3) Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day or
(iii) if delivered or sent by Federal Express or other recognized courier service (return receipt requested), upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

         13.11 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

         13.12 Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "ACTION") of the Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Company is a party and to which the Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

         13.13 If any claim is ever made upon the Agent, or any Lender for repayment or recovery of any amount or amounts received by the Agent or such Lender in payment or on account of any of the Obligations, the Agent or such Lender shall give prompt notice of such claim to each other Lender and the Administrative Borrower, and if the Agent or such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Agent, or Lender with any such claimant, then and in such event each Company agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Agent and such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent or such Lender.

         13.14 Each of the Companies hereby irrevocably appoints the Parent as its borrowing agent and attorney-in-fact for itself (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by all of the Companies that such appointment has been revoked and that another Company specified in such notice has been appointed Administrative Borrower. Each Company hereby authorizes the Administrative Borrower (i) to provide to Agent and to receive from Agent, on its behalf, all notices and instructions under this Agreement and the other Loans Documents and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood, that notwithstanding the foregoing, the handling of the Loan Account and Collateral of the Companies in a combined fashion is done solely as an accommodation for the Companies in order to utilize the collective bargaining powers of the Companies in the most efficient and economical manner and at their request, and that neither Agent nor the Lenders shall incur any liability to the Companies as a result hereof. Each of the Companies expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Company is dependent on the continued successful performance of the integrated group. To induce Agent and the Lenders to deal with the Companies as provided for in this Section and in consideration thereof, each of the Companies hereby jointly and severally agrees to indemnify Agent and the Lenders and hold Agent and the Lenders harmless against any and all liability, expense, loss or claim of damage or injury, made against Agent and the Lenders by any of the Companies or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Accounts and Collateral of the Companies as herein provided, (b) Agent and the Lenders relying on any instructions of the Administrative Borrower, or
(c) any other action taken by Agent or any Lender in accordance with the Loan Documents, and each of the Companies hereby acknowledges and agrees that it shall be bound by any notice or other statement made to Agent or any Lender on its behalf by the Administrative Borrower, whether authorized or not by such Company.

         13.15 The Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Agent or any Lender,
(iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which the Agent or any Lender is a party or
(v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Paragraph 13.15. The Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; PROVIDED that the each Loan Party acknowledges that the Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that the Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first set forth above.

                                  TRANSTECHNOLOGY CORPORATION



                                  By: /s/ Gerald C. Harvey
                                      -----------------------------------------
                                       Name:   Gerald C. Harvey
                                       Title:  Vice President, Secretary and
                                               General Counsel

                                  NORCO, INC.


                                  By: /s/ Gerald C. Harvey
                                      -----------------------------------------
                                       Name:   Gerald C. Harvey
                                       Title:  Vice President and Secretary

                                  TCR CORPORATION


                                  By: /s/ Gerald C. Harvey
                                      -----------------------------------------
                                       Name:   Gerald C. Harvey
                                       Title:  Vice President and Secretary

                                  ABLECO FINANCE LLC,
                                  as agent and as a Lender


                                  By: /s/ Kevin Genda
                                      -----------------------------------------
                                       Name:   Kevin Genda
                                       Title:  Senior Vice President

                                                                       EXHIBIT A


                             ASSIGNMENT FOR SECURITY
                             ----------------------

                                  (TRADEMARKS)
                                  ------------

                  WHEREAS, ____________________ (the "ASSIGNOR") has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the annexed Schedule 1A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the "TRADEMARKS");

                  WHEREAS, the Assignor, has entered into a Financing Agreement, dated as of August __, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "FINANCING AGREEMENT"), with the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), and Ableco Finance LLC, a Delaware limited liability company, as agent for the Lenders, and as secured party (the "ASSIGNEE");

                  WHEREAS, pursuant to the Financing Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a continuing security interest in all right, title and interest of the Assignor in, to and under the Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the "COLLATERAL"), to secure the payment, performance and observance of the Obligations (as defined in the Financing Agreement);

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the Lenders a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

                  The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Financing Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

                  IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________ __, 20__.

                                       [COMPANY]




                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

STATE OF ____________
                      ss.:
COUNTY OF ___________

                  On this ____ day of _______________, 20__, before me
personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the ________________ of _______________________________________, a
____________________, and that he executed the foregoing instrument in the firm name of _______________________________________, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

                                           ---------------------------

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY
                     --------------------------------------

                     (TRADEMARKS AND TRADEMARK APPLICATIONS)
                     ---------------------------------------

                                                                       EXHIBIT B


                             ASSIGNMENT FOR SECURITY
                             -----------------------

                                    (PATENTS)
                                    ---------

                  WHEREAS, ____________________ (the "ASSIGNOR") has adopted, used and is using, and holds all right, title and interest in the letter patents, design and utility patents listed on the annexed Schedule 1A, which patents are issued or applied for in the United States Patent and Trademark Office (the "PATENTS");

                  WHEREAS, the Assignor, has entered into a Financing Agreement, dated as of August __, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "FINANCING AGREEMENT"), with the lenders from time to time party thereto (each a "LENDER" and collectively, the "LENDERS"), and Ableco Finance LLC, a Delaware limited liability company, as agent for the Lenders and as secured party (the "ASSIGNEE");

                  WHEREAS, pursuant to the Financing Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a continuing security interest in all right, title and interest of the Assignor in, to and under the Patents and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the "COLLATERAL"), to secure the payment, performance and observance of the Obligations (as defined in the Financing Agreement);

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the Lenders a continuing security interest in the Collateral to secure the prompt payment, performance, and observance of the Obligations.

                  The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Financing Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

                  IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________ __, 20__.

                                      [COMPANY]




                                      By:
                                         ---------------------------------------
                                           Name:
                                           Title:

STATE OF ____________
                      ss.:
COUNTY OF ___________

                  On this ____ day of _______________, 20__, before me
personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the ________________ of _______________________________________, a
____________________, and that he executed the foregoing instrument in the firm name of _______________________________________, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

                                      ----------------------------------

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY
                     --------------------------------------

                        (PATENTS AND PATENT APPLICATIONS)
                        ---------------------------------

                                                                       EXHIBIT C


                             ASSIGNMENT FOR SECURITY
                             -----------------------

                                  (COPYRIGHTS)
                                  ------------

                  WHEREAS, ____________________ (the "ASSIGNOR") has adopted, used and is using, and holds all right, title and interest in the copyrights listed on the annexed Schedule 1A, which copyrights are registered in the United States Copyright Office (the "COPYRIGHTS");

                  WHEREAS, the Assignor, has entered into a Financing Agreement, dated as of August __, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "Financing Agreement"), with the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), and Ableco Finance LLC, a Delaware limited liability company, as agent for the Lenders and as secured party (the "Assignee");

                  WHEREAS, pursuant to the Financing Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a continuing security interest in all right, title and interest of the Assignor in, to and under the Copyrights and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the "COLLATERAL"), to secure the payment, performance and observance of the Obligations (as defined in the Financing Agreement);

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the Lenders a continuing security interest in the Collateral to secure the prompt payment, performance, and observance of the Obligations.

                  The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Financing Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

                  IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________ __, 20__.

                                     [COMPANY]




                                     By:
                                        ----------------------------------------
                                          Name:
                                          Title:

STATE OF ____________
                       ss.:
COUNTY OF ___________

                  On this ____ day of _______________, 20__, before me
personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the ________________ of _______________________________________, a
____________________, and that he executed the foregoing instrument in the firm name of _______________________________________, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.


                                    ------------------------------

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY
                     --------------------------------------

                     (COPYRIGHTS AND COPYRIGHT APPLICATIONS)
                     ---------------------------------------